U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           FENWAY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

             NEVADA                             327310                  98-0203850
(State or other jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)       Classification Code Number)     Identification No.)

 308-409 Granville Street, Vancouver, British Columbia, Canada         V6C 1T2
(Address of registrant's principal executive offices)                 (Zip Code)

                                  604.844.2265
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                              Stepp & Beauchamp LLP
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
       Title of each class              Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be          offering price           aggregate          registration
        to be registered              registered         per share(1)        offering price(1)           fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value         12,374,962             $1.80             $22,274,931.60         $5,880.58
===================================================================================================================

(1) Calculated pursuant to Rule 457(c) of Regulation C using the average of the bid and ask prices per share of the Registrant's common stock, as reported on the OTC Bulletin Board for December 13, 1999.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus

                           FENWAY INTERNATIONAL, INC.,
                              a Nevada corporation

                12,374,962 Shares of $.001 Par Value Common Stock

This prospectus ("Prospectus") relates to 12,374,962 shares (the "Shares") of common stock, $.001 par value (the "Common Stock"), of Fenway International, Inc., a Nevada corporation (the "Company"). The Shares are outstanding shares of Common Stock, or will be outstanding shares of Common Stock acquired upon exercise of options, warrants or the exchange of certain securities, owned by the persons named in this Prospectus under the caption "Selling Security Holders." The Shares were acquired by the Selling Security Holders in various transactions, all of which were exempt from the registration provisions of the Securities Act of 1933, as amended (the "1933 Act"), including sales of the Shares in private placements by the Company, issuance of the Shares as compensation, the exercise of warrants by certain of the Selling Security Holders and the exchange of certain shares of common stock of the Company for certain assets pursuant to the Asset Purchase and Sale Agreement dated August 10, 1998.

The Selling Security Holders may from time to time sell the Shares on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which the Common Stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. See "Plan of Distribution."

The Company will receive no part of the proceeds of any sales made hereunder. See "Use of Proceeds." All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Security Holders will be borne by the Selling Security Holders. See "Selling Security Holders."

The Selling Security Holders and any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.

The Shares have not been registered for sale by the Selling Security Holders under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the States in which transactions occur or the existence of any exemption from registration.

The Company participates in the OTC Bulletin Board, an electronic quotation medium for securities traded outside the Nasdaq Stock Market. The Company's common stock trades on the OTC Bulletin Board under the trading symbol "FWIN." On December 10, 1999, the closing bid and asked prices of the Common Stock as reported on the OTC Bulletin Board were approximately $1.625 and $1.968, respectively.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is December 10, 1999

                                TABLE OF CONTENTS

Item
Number  Caption                                                                                 Page
------  -------                                                                                 ----
3.     Summary Information and Risk Factors.......................................................5
       Risk Factors...............................................................................6
         Limited Operating History................................................................6
         Competition..............................................................................6
         Third Party Reliance ....................................................................7
         Business Interruption     ...............................................................7
         Uninsured Losses; Acts of God............................................................7
         Regulatory and Related Influences........................................................7
         Growth of Business.......................................................................8
         Future Capital Needs and Uncertainty of Additional Funding...............................8
         Key Personnel............................................................................8
         Conflicts of Interest....................................................................8
         Dependence on Management.................................................................9
         Limitation of Liability of Officers and Directors of the Company.........................9
         Penny Stock Regulation...................................................................9
         Control by Existing Security Holders.....................................................9
         Securities Market Factors...............................................................10
         No Foreseeable Dividends................................................................10
         No Assurances of Revenue or Operating Profits...........................................10
         Federal Income Tax Consequences.........................................................10
         Impact of the Year 2000.................................................................10
         Third Party Y2K Risks to the Company....................................................11
4.     Use of Proceeds...........................................................................11
5.     Determination of Offering Price...........................................................11
6.     Dilution..................................................................................11
7.     Selling Security Holders..................................................................11
8.     Plan of Distribution......................................................................13
9.     Legal Proceedings.........................................................................14
10.    Directors, Executive Officers, Promoters and Control Persons..............................14
11.    Security Ownership of Certain Beneficial Owners and Management............................17
12.    Description of Securities.................................................................18
13.    Interest of Named Experts and Counsel.....................................................18
14.    Disclosure of Commission Position on Indemnification for Securities Act Liabilities.......19
15.    Organization Within Last Five Years.......................................................19
16.    Description of Business...................................................................19
17.    Management's Discussion and Analysis of Financial Condition
         and Results of Operations...............................................................25
18.    Description of Property...................................................................27
19.    Certain Relationships and Related Transactions............................................27
20.    Market for Common Equity and Related Stockholder Matters..................................29
21.      Executive Compensation - Remuneration of Directors and Officers.........................30
22.    Financial Statements......................................................................32
23.      Changes in and Disagreements with Accountants on Accounting and Financial Disclosure..............................................................32
         Legal Matters...........................................................................32
         Experts.................................................................................32
         Additional Information..................................................................32
24.    Indemnification of Directors and Officers.................................................33

25.    Other Expenses of Issuance and Distribution...............................................33
26.    Recent Sales of Unregistered Securities...................................................33
27.    Exhibits 35
28.    Undertakings..............................................................................37

Item 3.  Summary Information and Risk Factors.

THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, WHICH CONTAINS MORE DETAILED INFORMATION WITH RESPECT TO EACH OF THE MATTERS SUMMARIZED IN THIS PROSPECTUS AS WELL AS OTHER MATTERS NOT COVERED IN THE SUMMARY. ALL PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE ENTIRE CONTENTS OF THE PROSPECTUS AND THE EXHIBITS ATTACHED HERETO, INDIVIDUALLY AND WITH THEIR OWN TAX, LEGAL AND BUSINESS ADVISORS.

The Company:                  The principal  business  address of the Company is
                              Suite  308,  409  Granville   Street,   Vancouver,
                              British Columbia, Canada V6C 1T2; telephone number
                              (604) 844-2265.

Business of the
Company: We are a Nevada corporation which was originally incorporated to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes. We initially were involved in the development of mining properties. After the consummation of a corporate acquisition specified more completely under the caption "Development of the Company" at Item 16 of this Prospectus, the nature of our business changed from development of mining properties to the business of developing commercial grade cement production facilities in the Philippines.

State of organization
of the Company:               The  Company  was  incorporated  pursuant  to  the
                              provisions of the Nevada  Revised  Statutes on May
                              7, 1984.

Risk Factors:                 A purchase of the Common  Stock  involves  various
                              risks  that must be  considered  carefully  by any
                              potential purchaser.  Those risks include, but are
                              not  necessarily  limited  to, (i) there can be no
                              assurance  that our  products  and  services  will
                              achieve a significant degree of market acceptance,
                              and  that   acceptance,   if  achieved,   will  be
                              sustained  for  any  significant  period  or  that
                              product and service life cycles will be sufficient
                              (or substitute products and services developed) to
                              permit us to  recover  associated  costs;  (ii) we
                              have a limited  operating  history  upon  which an
                              evaluation of our prospects can be made; (iii) our
                              officers and  directors  may be subject to various
                              conflicts of interest;  (iv) we may not be able to
                              adequately   protect   our   trade   secrets   and
                              proprietary information; (v) we may be required to
                              raise  substantial funds in order to implement our
                              business plans and objectives; (vi) we are subject
                              to significant  competition  from other developers
                              of commercial  grade cement;  (vii) our results of
                              operations  may vary  from  period  to period as a
                              result of a variety of factors;  (viii) the market
                              for our products and services is  characterized by
                              continuous  development  and  introduction  of new
                              products and  services;  (ix) the  Philippines  is
                              subject  to  changing   political,   economic  and
                              regulatory influences that may affect the business
                              practices and  operations  of the Company;  (x) we
                              are dependent on our key personnel and management;
                              (xi) we do not anticipate  paying dividends on our
                              Common  Stock  in the  foreseeable  future;  (xii)
                              there can be no assurance that our operations will
                              become  profitable;  (xiii)  we may fail to become
                              compliant  with  Year  2000  computer  programming
                              issues;  and (xiv) our  communications  providers,
                              customers,  or  other  third  parties  may fail to
                              become   compliant   with   Year   2000   computer
                              programming issues. See "RISK FACTORS."

The Shares:                   The Shares offered hereby are  outstanding  shares
                              of Common Stock, or will be outstanding shares of Common Stock acquired upon exercise of options and warrants or the exchange of certain shares of common stock of the Company for Shares now owned by the persons named in this Prospectus under the caption "Selling Security Holders." The Shares were acquired by the Selling Security Holders in various transactions, all of which were exempt from the registration provisions of the 1933 Act.

Estimated use of
proceeds:                     All of the Shares offered hereby are being offered
                              by the Selling Security Holders. The Company will not receive any of the proceeds from the sale of the Shares. See "Selling Security Holders."

                                  RISK FACTORS

In addition to the other information specified in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing any of the Shares offered hereby. A purchase of the Shares offered hereby is speculative in nature and involves a high degree of risk. No purchase of the Shares should be made by any person who is not in a position to lose the entire amount of such investment.

THIS PROSPECTUS SPECIFIES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SPECIFIED IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE PURCHASERS OF SHARES MUST BE PREPARED FOR THE POSSIBLE LOSS OF THEIR ENTIRE INVESTMENTS IN THE COMPANY. THE ORDER IN WHICH THE FOLLOWING RISK FACTORS ARE PRESENTED IS ARBITRARY, AND PROSPECTIVE PURCHASERS OF SHARES SHOULD NOT CONCLUDE, BECAUSE OF THE ORDER OF PRESENTATION OF THE FOLLOWING RISK FACTORS, THAT ONE RISK FACTOR IS MORE SIGNIFICANT THAN THE OTHER RISK FACTORS.

Information specified in this Prospectus contains "forward looking statements" which can be identified by the use of forward-looking terminology such as "believes", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or the negative thereof or other variations thereon or comparable terminology. Such statements are subject to certain risks, uncertainties and assumptions. No assurances can be given that the future results anticipated by the forward looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Among the key factors that have a direct bearing on the Company's results of operations are the effects of various governmental regulations, the fluctuation of the Company's direct costs and the costs and effectiveness of the Company's operating strategy. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

Limited Operating History. We have a very limited operating history upon which an evaluation of our prospects can be made. Our prospects must be considered speculative considering the risks, expenses and difficulties frequently encountered in the establishment of a new business, specifically the risk inherent in the development of commercial grade cement production facilities in the Philippines. There can be no assurance that unanticipated technical or other problems will not occur which would result in material delays in future product and service commercialization or that our efforts will result in successful product and service commercialization. There can be no assurance that we will be able to achieve profitable operations.

Competition. Competition to produce commercial grade cement is intense and we expect the competition to increase. We will compete directly with other companies and businesses that have developed and are in the process of developing technologies and products which will be competitive with the technologies and products developed and offered by us. There can be no assurance that other cement production facilities which are equivalent or similar to our cement production facilities have not been developed or are not in development. We expect that there are companies or businesses which may have developed or are developing such facilities and products as well as other companies and businesses which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by us. To the extent that customers exhibit loyalty to the supplier that first supplies them with a particular product, our competitors may have an advantage over us with respect to products first developed by such competitors. As a result of the size and breadth of their product offerings, certain of these competitors have been and will be able to establish managed accounts by which they seek to gain a disproportionate share of users for their products. It is anticipated that we will benefit from our participation in niche markets which, as they expand, may attract the attention of our competitors.

We believe that our ability to compete successfully depends on a number of factors, including the price and, to a lesser extent, quality and service of our products relative to those of our competitors. There can be no assurance that competitors have not or will not succeed in developing products that are less expensive than any which have been or are being developed by us or which would render our products obsolete and noncompetitive.

Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources. Such competitors may be able to adopt more aggressive pricing policies and make more attractive offers to potential employees and distribution partners. As a result, they may be able to respond more quickly to changes in customer requirements. There can be no assurance that our current competitors will not develop cement products that offer significant price or other advantages over our products. There can be no assurance that we will be able to compete successfully against current or future competitors which could have a material adverse effect on our business, operating results, and financial condition.

Third-Party Reliance. We may become dependent upon various third parties for one or more significant products or services required for our business, which products or services will be provided to us pursuant to agreements with such providers. Inasmuch as the capacity for certain products or services by certain third parties may be limited, our inability, for economic or other reasons, to continue to receive products or services from existing providers, or to obtain similar products or services from additional providers, could have a material adverse effect on us.

Business Interruption. Our success will be dependent in large part on our continued investment in sophisticated cement production equipment. We anticipate making significant investments in the acquisition, development, and maintenance of such cement production equipment in an effort to remain competitive and anticipate that such expenditures will be necessary on an on-going basis. There can be no assurance that we will be successful in anticipating, managing or adopting production equipment changes on a timely basis or that we will have the capital resources available to invest in new cement production equipment. In addition, our business is highly dependent on our cement production equipment, the temporary or permanent loss of which, through physical damage or operating malfunction, could have a material adverse effect on our business.

Uninsured Loss; Acts of God. We may, but are not required to, maintain a comprehensive general liability insurance policy, or other business insurance of the types customarily carried by businesses similar to ours. However, there are certain types of extraordinary occurrences which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, our cement production equipment could be rendered inoperable for protracted periods of time, which would adversely affect our financial condition. In the event of a major civil disturbance, our operations could be adversely affected. Should such an uninsured loss occur, we could lose significant revenues and financial opportunities in amounts which would not be partially or fully compensated by insurance proceeds.

Regulatory and Related Influences. Cement production in the Philippines is subject to changing political, economic and regulatory influences that will affect the practices and operation of cement manufacturing organizations. Any of these influences could have a material adverse effect on our business, financial condition and results of operations. The Company cannot predict what impact, if any, such factors might have on its business, financial condition and results of operations.

As with any relatively new business enterprise operating in a specialized and intensely competitive market, the Company is subject to many business risks which include, but are not limited to, unforeseen marketing and promotional expenses, unforeseen negative publicity, competition, and lack of operating experience. Many of the risks may be unforeseeable or beyond the control of the Company. There can be no assurance that the Company will successfully implement its business plan in a timely or effective manner, or that management of the Company will be able to market its services and sell enough products to generate sufficient revenues and continue as a going concern. The strategy of the Company for growth is substantially dependent upon its ability to market its services successfully. There can be no assurance that the Company will be able to market its services on acceptable terms, or at all. Failure of the Company to market its services successfully could have a material adverse effect on the Company's business, financial condition or results of operations.

Growth of Business. We expect to experience significant growth and expect such growth to continue for the foreseeable future. Our growth may place a significant strain on our management, financial, operating and technical resources. Our ability to manage future growth will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures, and controls. Moreover, we will need to continue to train, motivate, and manage our employees and attract and retain qualified senior managers and technical professionals. If our management is unable to manage growth effectively, there could be a material adverse effect on our business, financial condition, and operating results.

Future Capital Needs and Uncertainty of Additional Funding. To achieve and maintain competitiveness of our products and services and to conduct costly and time-consuming construction of cement production facilities, we will be required to raise additional funds. We believe that we may be able to acquire additional financing at commercially reasonable rates; however, there can be no assurance that we will be able to obtain additional financing at commercially reasonable rates, or at all. We have expended, and will continue to expend in the future, substantial funds on maintaining our mineral claims in the Philippines in addition to the procurement of the proper licenses and permits for our proposed facilities. Our failure to obtain additional financing would significantly limit or eliminate our ability to fund our activities, which would have a material adverse effect on our ability to continue to compete with other cement manufacturing organizations.

Based on our current staffing level and facility construction schedule, we anticipate that our working capital and funds anticipated to be derived from additional funding sources should be adequate to satisfy our capital and operating requirements through the end of our current fiscal year. This estimate is based upon certain assumptions; however, there can be no assurance that we will have sufficient working capital to satisfy our capital needs beyond our current fiscal year. We anticipate that we may seek additional funding through public or private sales of our securities, including equity securities, or through commercial or private financing arrangements. However, adequate funds, whether through financial markets or collaborative or other arrangements with corporate partners or from other sources, may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to scale back or eliminate certain or all of our facility construction or to license third parties to commercialize products that we would otherwise seek to develop, manufacture or market ourselves, any of which could have a material adverse effect on our results of operations.

Key Personnel. Our future success will depend in part on the service of our key personnel and, additionally, our ability to identify, hire and retain additional qualified personnel. There is intense competition for qualified personnel in the areas of our activities, and there can be no assurance that we will be able to continue to attract and retain such personnel necessary for the development of our business. Because of the intense competition, there can be no assurance that we will be successful in adding personnel as needed to satisfy our staffing requirements. Failure to attract and retain key personnel could have a material adverse effect on us.

Conflicts of Interest. The persons serving as our officers and directors may have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between our Company and the other activities of those persons may occur from time to time, in that those persons shall have conflicts of interest in allocating time, services, and functions between our Company and the other business ventures in which those persons may be or become involved.

Dependence on Management. We are dependent on the efforts and abilities of our senior management. The loss of various members of that management could have a material adverse effect on our business and prospects. The members of the Board of Directors believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from the service of the Company. There is no assurance, however, that upon the departure of key personnel from the service of the Company that replacement personnel will cause us to operate profitably. We do not maintain key person life insurance for any of our management.

Although we intend to pursue a strategy of aggressive marketing and development of our primary product, implementation of this strategy will depend in large part on our ability to (i) establish a significant customer base and maintain favorable relationships with those customers; (ii) obtain adequate financing on favorable terms to fund our Philippine cement production facilities; (iii) maintain appropriate procedures, policies, and systems; (iv) hire, train, and retain skilled employees; and (vi) continue to operate in the face of increasing competition. Our inability to obtain or maintain any or all of these factors could impair our ability to successfully implement our business strategy, which could have a material adverse effect on our results of operations and financial condition.

Limitation on Liability of Officers and Directors of the Company. Our Articles of Incorporation include a provision eliminating or limiting the personal liability of our officers and directors to the Company and our shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

DISCLOSURE OF OPINION OF COMMISSION REGARDING INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES:

INSOFAR AS  INDEMNIFICATION  FOR  LIABILITIES  RESULTING FROM  VIOLATIONS OF THE
SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS, THEREFORE, UNENFORCEABLE.

Penny Stock Regulation. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our common stock becomes subject to the penny stock rules, purchasers of Shares may find it more difficult to sell their Shares.

Control by Existing Security Holders. Our directors, officers and principal (greater than 5%) Security Holders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 57.5% of our outstanding Common Stock. Certain principal Security Holders are directors or executive officers of the Company. As a result of such ownership, these Security Holders may be able to exert significant influence, or even control, matters requiring approval by our Security Holders, including the election of directors.

Securities  Market  Factors.  There  is no  public  market  for  our  securities including, but not limited to, our common stock. Should there develop a significant market for our securities, the market price for those securities may be significantly affected by such factors as our financial results and introduction of new products and services. No assurance can be given that an active public market will develop or be sustained. Factors such as announcements of our progress in constructing cement manufacturing facilities in the Philippines and quarter-to-quarter variations in our results of operations, as well as market conditions in the cement manufacturing sector, may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of equity securities of many companies and that often has been unrelated or disproportionate to the operating performance of such companies. These market fluctuations may adversely affect the price of the Common Stock.

No Foreseeable Dividends. We do not anticipate paying dividends on the Common Stock in the foreseeable future; but, rather, we plan to retain earnings, if any, for the operation and expansion of our business.

No Assurances of Revenue or Operating Profits. There can be no assurance that we will be able to develop revenue sources or that our operations will become profitable.

Federal Income Tax Consequences. We have obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of the purchase or sale of Common Stock by the Selling Security Holders. Consequently, investors must evaluate for themselves the income tax implications which attach to their purchase, and any subsequent sale, of the Shares.

Impact of the Year 2000. The Year 2000 (commonly referred to as "Y2K") issue results from the fact that many computer programs were written using two, rather than four, digits to identify the applicable year. As a result, computer programs with time-sensitive software may recognize a two digit code for any year in the next century as related to this century. For example, "00", entered in a date-field for the year 2000, may be interpreted as the year 1900, resulting in system failures or miscalculations and disruptions of operations, including, among other things, a temporary inability to process transactions or engage in other normal business activities.

In order to improve operating performance, we have undertaken a number of significant systems initiatives. All hardware, software and communication systems owned by or supplied to us have been analyzed by reviewing all relevant product and service manuals, contacting vendors, and on-line research of relevant vendor websites. We telephoned our phone systems provider, our alarm monitoring company, and our website hosting provider to ensure Y2K compliance. We also conducted on-line vendor reviews of our desktop computers and our Windows and Microsoft Office software. For other software, we contacted the providers, reviewed the relevant manuals, and reviewed vendor websites to ensure Y2K compliance.

An ancillary benefit of our systems initiatives specified above is that the resulting systems are Year 2000 compliant. We (i) have completed an assessment of each of our operations and their Year 2000 readiness, (ii) have determined that appropriate actions have been and are being taken, and (iii) believe that we have completed our overall Year 2000 remediation prior to any anticipated impact on our operations. We have determined that the Year 2000 issue will not pose significant operational problems for our computer systems. However, although we have initiated formal communications with a number of our significant suppliers to determine the extent to which our interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues, there is no guarantee that the systems of other companies on which our systems rely will be timely converted and would not have an adverse effect on our systems.

For non-information technology systems ("non-IT"), systems that depend on computer clocks or date calculation and operations including fire detection, heating, venting and air conditioning systems and other electronic control systems, we have reviewed the relevant manuals and/or contacted the various suppliers of such systems to ascertain the Year 2000 readiness of these non-IT systems.

The ultimate impact of the Y2K issue cannot be reasonably estimated at this time. Many Y2K problems might not be readily apparent when they first occur, but instead could imperceptibly degrade technology systems and corrupt information stored in computerized databases, in some cases before January 1, 2000.

Third-Party Y2K Risks to the Company. We believe that the most significant Y2K risks to our continued operations are our dependence on (i) electrical power and
(ii) phone and data lines. Power failures or shortages resulting from our electrical power provider's failure to become Y2K compliant would hinder our operations. Moreover, system-wide failures in our telecommunications provider resulting from that provider's failure to become Y2K compliant, would likewise hinder our operations.

Item 4.  Use of Proceeds

All of the Shares offered hereby are being offered by the Selling Security Holders. We will not receive any of the proceeds from the sale of the Shares. See "Selling Security Holders."

Item 5.  Determination of Offering Price

Price Range of Common Stock. Our common stock is quoted on the OTC Bulletin Board (trading symbol: FWIN). Our common stock has closed at a low of $1.75 and a high of $5.125 for the 52-week period ending December 10, 1999. On December 10, 1999, the closing bid and asked prices of the Common Stock as reported on the OTC Bulletin Board were approximately $1.625 and $1.968, respectively. This market is extremely limited and the prices for our common stock quoted by brokers is not necessarily a reliable indication of the value of our common stock.

The offering price of the Shares was calculated pursuant to Rule 457(c) of Regulation C using the average of the bid and asked price of the Company's common stock, as reported on the OTC Bulletin Board as of a specified date within 5 business days prior to the date of the filing of this Registration Statement, specifically, as of December 13, 1999.

Item 6.  Dilution

We have been a reporting company since May 7, 1999, the effective date of the Registration Statement on Form 10-SB which the Company filed with the Commission on March 8, 1999. We are not selling any of the Shares being registered hereby. The Shares are outstanding shares of Common Stock, or will be outstanding shares of Common Stock acquired upon exercise of options, warrants or the conversion of certain securities, owned by the persons named in this Prospectus under the caption "Selling Security Holders." The Selling Security Holders may from time to time sell the Shares on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which the Common Stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. The purchase prices paid by officers, directors, promoters and affiliated persons for common equity purchased by them, or which they have rights to purchase, or which they acquired by means of related party transactions, are specified in this Prospectus under the captions "Security Ownership of Certain Beneficial Owners and Management", "Organization Within Last Five Years", and "Certain Relationships and Related Transactions."

Item 7.  Selling Security Holders

The following table sets forth the number of Shares which may be offered for sale from time to time by the Selling Security Holders. The Shares offered for sale constitute all of the Shares known to the Company to be beneficially owned by the Selling Security Holders. None of the Selling Security Holders has held any position or office with the Company, except as specified in the following table. Other than the relationships described below, none of the Selling Security Holders had or have any material relationship with the Company.

===========================================================================================
Name                                                 Shares of $.001 Par Value Common Stock
-------------------------------------------------------------------------------------------
Brad & Rodney Clements                               32,000
-------------------------------------------------------------------------------------------
Boulevard Properties #2                              25,000
-------------------------------------------------------------------------------------------
Kenneth D. Weller                                    3,000
-------------------------------------------------------------------------------------------
Avalon Enterprises Inc.                              450,000
-------------------------------------------------------------------------------------------
Bond Mercantile Limited                              430,000
-------------------------------------------------------------------------------------------
Kurt Brause                                          670
-------------------------------------------------------------------------------------------
Eric D. Camuel                                       350
-------------------------------------------------------------------------------------------
Cede & Co. (5)                                       7,129,568
-------------------------------------------------------------------------------------------
Douglas Inc.                                         450,000
-------------------------------------------------------------------------------------------
Donald B. Gain                                       2,000
-------------------------------------------------------------------------------------------
GI Joe Ltd.
A United Kingdom Corporation                         500,000
-------------------------------------------------------------------------------------------
Shalise Hancey                                       1,590
-------------------------------------------------------------------------------------------
Raghbir Kahbra (3)                                   2,000,000
-------------------------------------------------------------------------------------------
David E. King                                        100
-------------------------------------------------------------------------------------------
Annisa Larsen                                        120
-------------------------------------------------------------------------------------------
Arthur Magill                                        200,000
-------------------------------------------------------------------------------------------
Geoffrey P. Mason                                    1,911
-------------------------------------------------------------------------------------------
Larry McNeil                                         510
-------------------------------------------------------------------------------------------
Dennis Milne (4)                                     642,681
-------------------------------------------------------------------------------------------
Peregrine Corporation                                420,000
-------------------------------------------------------------------------------------------
Robert Richards and/or Jean Richards JT Wrds         200
-------------------------------------------------------------------------------------------
Samuel Lucas GMBM Germany                            65,000
-------------------------------------------------------------------------------------------
Hugh Scott                                           2,128
-------------------------------------------------------------------------------------------
Rob Stone                                            360
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
A. Leonard Taylor (2)                                4,037
-------------------------------------------------------------------------------------------
John J. Trepanowski                                  3,000
-------------------------------------------------------------------------------------------
Frank Warman                                         6,700
-------------------------------------------------------------------------------------------
H. John Wilson (1)                                   4,037
===========================================================================================

Footnotes

(1)  Mr. Wilson is the President and a director of the Company.

(2)  Mr. Taylor is the Secretary, Vice President and a director of the Company.

(3)  Mr. Kahbra is a director of the Company.

(4)  Mr. Milne is a former officer and former director of the Company.

(5) The Company is informed that approximately 7,129,568 shares of the Company's Common Stock are presently held by Cede & Company, which is the nominee name for the Depository Trust Company ("DTC"), a division of the Bank of New York formed to facilitate securities transactions for major brokers. Generally, only unrestricted securities may be deposited by brokers into the DTC, and Cede & Company is not a beneficial owner of any securities which it holds.

Pursuant to the agreements by which certain of the Selling Security Holders acquired their Shares, we agreed to use our best efforts to file a registration statement for the resale of such Shares and to use our best efforts to cause such registration statement to be declared effective. Pursuant to those agreements, we will pay all expenses in connection with the registration and sale of the Shares, except any selling commissions or discounts allocable to sales of the Shares, fees and disbursements of counsel and other representatives of the Security Holders, and any stock transfer taxes payable by reason of any such sale.

Item 8.  Plan of Distribution

The Selling Security Holders may from time to time sell all or a portion of the Shares in the over-the-counter market, or on any other national securities exchange on which the Common Stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In effecting sales, brokers and dealers engaged by Selling Security Holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Security Holders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Security Holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such Selling Security Holder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above.

In connection with the distribution of the Shares, the Selling Security Holders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the Selling Security Holders provided, however, that no officer, director or principal shareholder of the Company shall engage in short sales of the shares. The Selling Security Holders may also sell the Shares short and redeliver the Shares to close out the short positions. The Selling Security Holders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares. The Selling Security Holders may also loan or pledge the Shares to a broker-dealer and the broker-dealer may sell the Shares so loaned or, upon a default, the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the Selling Security Holders may enter into, from time to time, other types of hedging transactions.

The Selling Security Holders and any broker-dealers participating in the distributions of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of Shares by the Selling Security Holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts pursuant to the Act.

The Shares may also be sold pursuant to Rule 144 under the 1933 Act beginning two years after the Shares were issued, provided such date is at least 90 days after the date of this Prospectus.

We have filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. There can be no assurance that the Selling Security Holders will sell any or all of the Shares offered hereunder.

Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Security Holders.

We will pay all of the expenses incident to the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers or agents.

Item  9. Legal Proceedings

There are no legal actions pending against us nor are any such legal actions contemplated.

Item 10. Directors, Executive Officers, Promoters and Control Persons.

The directors and principal executive officers of the Company are as specified on the following table:

================================================================================
Name                               Age     Position
--------------------------------------------------------------------------------
Herbert John Wilson                58      President, Director
--------------------------------------------------------------------------------
Arthur Leonard Taylor              69      Secretary, Vice President, Director
--------------------------------------------------------------------------------
Robert George Muscroft             70      Vice President, Director
--------------------------------------------------------------------------------
Rene Cristobel                     58      Director
--------------------------------------------------------------------------------
Carlos A. Fernandez                63      Director
--------------------------------------------------------------------------------
Raghbir Kahbra                     54      Director
================================================================================

Biographical Information on Company's Officers and Directors:

Herbert John Wilson is the President and a director of the Company. Mr. Wilson graduated from the University of British Columbia in 1962 with a Bachelor of Science degree in Chemistry. Beginning in 1962, Mr. Wilson worked for the Government of Canada Soil Survey Division as an assistant Soil Surveyor and Chemist. In 1963, Mr. Wilson accepted a position with MacMillan Bloedel Ltd., Port Alberni Pulp and Paper Division, as an Industrial Chemist. In 1964, Mr. Wilson enrolled in the graduate studies program at the University of British Columbia, where he studied soil science and plant physiology. From 1965 to 1973, Mr. Wilson was employed by Placer Development Ltd., as the Chief Geochemist. In 1973, Mr. Wilson began working for Hallmark Resources Ltd. and Ramm Venture Corporation as Chairperson and Managing Director, respectively. He was also the mine manager for Hallmark's quarry and gold prospect at Bullhead City, Arizona and Cronin Mine at Smithers in British Columbia. Mr. Wilson became President and a director of Ramm Venture Corporation in 1987 and was responsible for acquisition and development of silver, zinc and copper prospects in Houston and British Columbia. Mr. Wilson was the Chief Executive Officer and a director of Fenway Resources Ltd., a British Columbia corporation, from June 1, 1990, until June 10, 1998 when Fenway Resources Ltd., a British Columbia corporation, was domesticated in the State of Delaware as a Delaware corporation. Mr. Wilson was the Chief Executive Officer and a director of Fenway Resources Ltd., a Delaware corporation, until the assets of that corporation were acquired by the Company in August 1998.

Arthur Leonard Taylor is the Secretary, a Vice President and a director of the Company. In 1952, Mr. Taylor became a Chartered Accountant in the Province of British Columbia with Price Waterhouse. In 1954, he enrolled in the Executive Development Program at the University of British Columbia. From 1952 to 1957, Mr. Taylor worked as a Staff Accountant with Scott Paper Inc. in Philadelphia. He then became the Senior Financial Analyst for MacMillan Bloedel. In 1960, Mr. Taylor became the Vice President of Operations for McDonald's Drive-In Restaurants. From 1963 to 1971, Mr. Taylor was the Executive Vice President and General Manager of Burke's World-Wide Travel Ltd. From 1973 to 1981, he worked for Global Travel Computer Ltd., as Vice President. In 1981, Mr. Taylor accepted a position as a Consultant for Ramm Venture Corporation and Hallmark Resources Inc. In 1983, he became Vice President and Director of Franchising for Marlin Travel in Vancouver, British Columbia. Mr. Taylor was the President of Alliance of Canadian Travel Associations from 1991 to 1992, then became President of the Universal Federation of Travel Agents Association. Mr. Taylor was the Secretary, a Vice President and a director of Fenway Resources Ltd., a British Columbia corporation, from February 10, 1992 until June 10, 1998 when Fenway Resources Ltd., a British Columbia corporation, was domesticated in the State of Delaware as a Delaware corporation. Mr. Taylor was the Secretary and a director of Fenway Resources Ltd., a Delaware corporation, until the assets of that corporation were acquired by the Company in August 1998. Mr. Taylor is currently the President of Ramm Venture Corporation.

Robert George Muscroft is a Vice President and a director of the Company. Mr. Muscroft holds a Bachelor of Science degree in Mining Engineering from the University of Toronto. Mr. Muscroft currently holds professional affiliations with the Association of Professional Engineers in British Columbia, the Association of Professional Engineers in Ontario and the Canadian Institute of Mining and Metallurgy. Mr. Muscroft worked for Steep Rock Iron Mines in 1953 as a Junior Engineer. In 1954, he became the Shift Boss for United Keno Hill Mines in the Yukon Territory. In 1968, he accepted a position as Project Manager of Cerro's Pine Bay Mine in Flin Flon, Manitoba. From there, he became the General Superintendent of Patino's Copper Rand Mine in 1969. From 1970 to 1975, he managed the Manitou Barvue Mines and from 1975 to 1977 he managed Kerr Addison's Agnew Lake Mine. From 1978 to 1979, Mr. Muscroft worked as Project Engineer for Ontario Hydro. From 1979 to 1982, he was the Senior Project Engineer for Placer Development Corporation. In 1982, he accepted a position as the Senior Mining Engineer for the Government of the Northwest Territories. From 1984 to 1995, Mr. Muscroft worked as an Independent Consulting Engineer for Fenway Resources Ltd., a British Columbia corporation. He also later assumed a position as a director of that corporation on September 6, 1991.

Rene E. Cristobel is a director of the Company. Mr. Cristobel graduated from the University of the East with a Bachelor of Science in Business Administration. He later earned a Master of Arts in Economics at the University of the East Graduate School in 1957. Mr. Cristobel is the current President of Trans-Orient Overseas Contractors, Inc. as well as current President of Manpower Resources of Asia, Inc., and Sealanes Marine Services, Inc. He is the vice president and founder of the Philippine Association of Manpower Agencies. He is also a director of Overseas Contractors Association of the Philippines and a member of the Philippine Association of Service Exporters, Inc. Mr. Cristobel is the Chairman of the Manpower Services Committee of the Philippine Chamber of Commerce and Industry. Mr. Cristobel currently serves as Governor of the Employers' Confederation of the Philippines and vice president of the Employment and Sustainable Development Division. He is the current vice chairman of the Bagong Bayani Foundation, Inc. Mr. Cristobel was honored by the POEA as the "Top Performance Awardee" for 1984, 1985, and 1986 and his name currently resides in that organization's Hall of Fame. Moreover, he was honored by Central Bank as the "Top Foreign Exchange Earner Awardee"
in 1984. Mr. Cristobel is also active in the International Labor Organization ("ILO") and non-government organizations in labor migration. As such, he has been not only a participant but also a consultant in the following symposiums sponsored by the ILO: Intercountry Programme on Overseas Employment Administration Training in Manila; Standardization of Job Classification for Overseas Employment; Labour Migration in Bangkok; Return Migration in Pakistan; Employers' Confederation of the Philippines in Geneva; Rehabilitation of Sri Lankan Returnees of the Kuwait War in Sri Lanka; and Association of General Contractors of Finland. He became a director of Fenway Resources Ltd., a British Columbia corporation, on October 8, 1997.

Carlos A. Fernandez is a director of the Company. Mr. Fernandez earned a Bachelor of Political Science, History and Government from the Philippine Normal College in 1960 and a Master of Arts in Anthropology and Sociology from Ateneo de Manila in 1967. In 1969, he enrolled in the University of California and graduated in 1969 with a Master of Arts in Social Anthropology. Dr. Fernandez completed his doctoral studies in 1974 in Social Anthropology. He then received a Master of Science in Rural Policy and Regional Planning from the Institute of Social Studies, The Hague, Netherlands. His fellowships for post graduate work include: Small Holder Agriculture and Food Security, University of Paris, Sorbonne, 1996; Rural Policy of the Year 2000, Land Reform Training Institute, Taiwan 1993; Highland Agricultural Policy and Plans, International Center for Mountain Development, Nepal 1990; Managing Farming Systems Research, University of Florida 1989; Museology, City Museum of Venice (1978); and Mexico Museum of Anthropology, 1986. In addition to the above, Dr. Fernandez has chaired numerous committees on agricultural and development programs including: 1996 Planning Adviser for the Livelihood Components Banati Say Conservation and Rehabilitation Joint Project of 3 Municipalities of Iloilo; 1996 Chairman of the Oversight Committee for the Mt. Apo National Park And Interagency Technical Study and Policy Team of Mt. Apo National Park, organized by the Southern Mindanao Regional Agriculture Program, Davao City (1991-1996); 1996 Planning Adviser to the Sarangani Provincial government Regional Museum for Culture and Natural Heritage, Alabel, Sarangani Province; 1996 Planning and Social Development Specialist Advisor for the Mangrove and Coastal Marine Ecosystem: The Case of Bohol Small Island Ecosystem Project, European Union, Pitogo, Tagbilaran, Bohol; and 1996 Planning Specialist/Advisor to the Mangrove Project Small Islands Ecosystems Project-European Union, Guirnaras. Dr. Fernandez has written papers on Anthropology and Sociology and on Rural and Regional Planning. He has participated in and conducted numerous training and educational programs, mostly in his specialties of agriculture, anthropology and rural planning. Dr. Fernandez has been previously associated with various regional centers and government departments (including an eight year tenure as Undersecretary to the Department of Agriculture). He served in government for 25 years and represented the Philippines as Chief of Mission in the ASEAN, UN-FAO and the Non-Aligned Movement. Over the past year, Dr. Fernandez has taken an active role in assisting both the Company and governmental agencies to provide food, seed, fertilizer and hand tools to the tribes-people in the region of Southern Palawan, particularly in the area where the Palawan Cement Project proponents operate. He became a director of Fenway Resources Ltd., a British Columbia corporation, on January 22, 1998.

Raghbir Kahbra is a director of the Company. Mr. Kahbra graduated from Panjab University in Chandigarh, India with a Bachelor of Science in Combined Sciences. He also attended the Control Data Institute in Frankfurt, Germany studying Computer Technology, and the West Midland School of Business Studies in Wolverhampton, England, where he studied business. From 1972 to 1974, he worked for A.G. Frankfurt Airport in Frankfurt, Germany as a computer technician. From 1974 to 1978, Mr. Kahbra worked for the National Chemsearch U.K. Ltd., in West Bromwich, England as an analyst and programmer. From 1978 to 1981, he worked for Birmid Qualcast Foundries Ltd., in Smethwick, England as a senior systems analyst. Mr. Kahbra worked for First Interstate Bank of Oregon in Portland, Oregon from 1981 to 1989 as a project manager. In 1989, Mr. Kahbra became a technical consultant for Security Pacific Automation Company in Seattle, Washington, where he managed and facilitated the design, development and utilization of state-of-the-art business focused software. In 1992 Mr. Kahbra became senior project analyst for Seafirst Bank in Seattle, Washington, where he researched and re-engineered existing business processes and managed new software implementation. Currently, Mr. Kahbra is employed by Standard Insurance Company in Portland, Oregon as a senior project leader. His areas of expertise include Project Management; Analysis and Design, Enterprise Modeling; Methodology Development; and Business Process Re-engineering.

None of the above listed individuals share any familial relationship. Other than the persons specified above, there are no significant employees expected by us to make a significant contribution to our business. All our directors serve until the next annual meeting of stockholders. Our executive officers are appointed by our Board of Directors and serve at the discretion of the Board of Directors.

Item 11. Security Ownership of Certain Beneficial Owners and Management

(a) Security Ownership of Certain Beneficial Owners. The following table specifies individuals or entities, other than directors and officers, who are beneficial owners of 5% or more of our issued and outstanding common stock:

Title of Class     Name of Beneficial Owner                 Amount of Beneficial Owner      Percent of Class
--------------     ------------------------                 --------------------------      ----------------
Common Stock       Fenway Resources Ltd., a Delaware        7,644,867 Shares                38.2%
                   corporation

(b) Security Ownership by Management. The following table specifies the amount of our shares of $.001 par value common stock and the amount of options to purchase our shares of $.001 par value common stock that each executive officer and director hold, rounded to the nearest 1/10 of 1%.

Title of Class     Name of Beneficial Owner                 Amount of Beneficial Owner      Percent of Class
--------------     ------------------------                 --------------------------      ----------------
Common Stock       H. John Wilson, President                4,037 Shares                    *2.5%
Options to ***     and a Director                           495,963 Options
Purchase Common    574 Clearwater Way
Stock at $3.00     Coquitlam, B.C., V3C 5W3

Common Stock       A. Leonard Taylor                        4,037 Shares                    *2.5%
Options to ***     Chief Financial Officer,                 495,963 Options
Purchase Common    Secretary and a Director
Stock at $3.00     63 Chadwick Road
                   R.R.#6, Site 19, C27
                   Gibsons, B.C. V0N 1V0

Options to ***     R. George Muscroft,                      300,000 Options                 *1.5%
Purchase Common    Vice President and Director
Stock at $3.00     13339 14A Avenue
                   Surrey, B.C. V4A 6H6

Options to ***     Rene Cristobel, Director                 200,000 Options                 *1.0%
Purchase Common    15 Sto. Domingo St.
Stock at $3.00     Urdaneta Village
                   Makati City, Philippines

Options to ***     Dr. Carlos A. Fernandez,                 200,000 Options                 *1.0%
Purchase Common    Director
Stock at $3.00     59 Caimito Road
                   Mapayapa Village
                   Quezon City, Philippines

Common Stock       Raghbir Kahbra, Director                 2,000,000**                     10.0%
                   13911 N.W. 21st Avenue
                   Vancouver, Washington 98685

Common Stock       All officers and directors as a group    3,700,000                       *18.5%

*    Percent of common stock held if all options are exercised.

**   Issued May 29, 1998, for a total consideration of $20,000.

*** All Options expire July 4, 2004, and are exercisable at any time at the discretion of the holder.

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Item  12.  Description of Securities

The Company is authorized to issue 100,000,000 shares of common stock, $.001 par value, each share of common stock having equal rights and preferences, including voting privileges. As of December 10, 1999, 20,019,029 shares of the Company's common stock were issued and outstanding.

The shares of $.001 par value common stock of the Company constitute equity interests in the Company entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of the Company's common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors of the Company or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the Directors. The holders of the Company's common stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available therefor; provided, however, that cash dividends are at the sole discretion of the Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's common stock. Holders of the shares of Company's common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Company's common stock.

Dividend Policy. The Company has never declared or paid a cash dividend on its capital stock and does not expect to pay cash dividends on its Common Stock in the foreseeable future. The Company currently intends to retain its earnings, if any, for use in its business. Any dividends declared in the future will be at the discretion of the Board of Directors and subject to any restrictions that may be imposed by the Company's lenders.

Item 13. Interest of Named Experts and Counsel.

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or the Company's "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company, at any time prior to the filing of this Registration Statement.

Item 14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities

IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

Item 15.  Organization Within Last Five Years.

Not applicable.

Item 16.  Description of Business.

Development of the Company. Fenway International, Inc., a Nevada corporation ("Company") was incorporated in the State of Nevada on May 7, 1984 using the name Nevada-Utah Gold, Inc. for the primary purpose of developing mining properties. During 1985, we settled our liabilities and were inactive until 1998, when we began acquiring property and mineral interests in anticipation of developing commercial grade cement production facilities in the Philippines. Specifically, on or about August 10, 1998, we acquired the assets of Fenway Resources, Ltd., a Delaware corporation, which assets included property and mineral interests in the Philippines. We issued 7,644,067 shares of our $.001 par value common stock for the assets acquired. On or about September 4, 1998, we filed a Certificate of Amendment to our Articles of Incorporation changing our name to Fenway International, Inc. Our executive offices are located at 308-409 Granville Street, Vancouver, British Columbia, Canada V6C 1T2. Our telephone number is 604.844.2265.

Business of the Company. We plan to develop and construct two large commercial grade cement production facilities in the Philippines. Our predecessor-in-interest, Fenway Resources, Ltd., spent more than five years obtaining the necessary licensing, permits and environmental approvals necessary to support construction of such facilities on the island of Negros Oriental (the "Negros Project") and we are continuing our efforts to obtain the necessary licensing, permits and environmental approvals for a proposed facility on the island of Palawan (the "Palawan Project"). We are required to participate with local corporations in the Philippines in order to commercially exploit Philippine mineral claims and, therefore, we have acquired significant ownership interest in various Philippine corporations. The organizational chart attached as Exhibit 21 to our Registration Statement on Form 10-SB filed with the Commission on March 8, 1999 provides a diagram of our relationships with these entities, which are specified in detail below.

The Negros Project. On or about July 16, 1998, we entered into an option agreement ("Option Agreement") with Negor RR Cement Corporation, an independent Philippine corporation, for the purpose of forming and operating a Negros mining company ("NMC") and a Negros cement manufacturing company ("NCC"). Pursuant to the Option Agreement, we purchased a 90% equity interest in the Negor RR Cement Corporation, a Philippine corporation ("Negor Corporation").

The details of the Option Agreement are as follows:

A. For a period of four (4) years following the date of acceptance by us of a commercial feasibility study and report for the Negros Project, which study and report are sufficient to enable us to obtain any and all funds necessary or appropriate to finance the development and operation of the Negros Project, Negor Corporation has the option to acquire that number of shares of our $.001 par value common stock equal to the lesser of (a) two million (2,000,000), or (b) ten percent (10%) of the then issued and outstanding shares of our common stock, at a purchase price of Five Dollars ($5.00) per share.

B. NMC shall prepare, sign and deliver to Negor Corporation any and all documents and other instruments necessary or appropriate to vest in Negor Corporation an ownership interest in NMC equal to ten percent (10%) of the total issued and outstanding capital stock of NMC. As a result of such ownership interest, Negor Corporation shall be entitled to have allocated to it ten percent (10%) of the net profits, losses and credits of NMC.

C. NMC shall prepare, sign and deliver to us any and all documents and other instruments necessary or appropriate to vest in us an ownership interest in NMC equal to ninety percent (90%) of the total issued and outstanding capital stock of NMC. As a result of such ownership interest, we shall be entitled to have allocated to it ninety percent (90%) of the net profits, losses and credits of NMC.

D. NCC shall prepare, sign and deliver to Negor Corporation any and all documents and other instruments necessary or appropriate to vest in Negor Corporation an ownership interest in NCC equal to forty percent (40%) of the total issued and outstanding capital stock of NMC. As a result of such ownership interest, Negor shall be entitled to have allocated to it forty percent (40%) of the net profits, losses and credits of NCC.

     1. NCC shall prepare, sign and deliver to us any and all documents and other instruments necessary or appropriate to vest in us an ownership interest in NCC equal to forty percent (40%) of the total issued and outstanding capital stock of NMC. As a result of such ownership interest, we shall be entitled to have allocated to it forty percent (40%) of the net profits, losses and credits of NCC.

     2. NCC shall prepare, sign and deliver to one or more third party investors any and all documents and other instruments necessary or appropriate to vest collectively in those third party investors an ownership interest in NCC equal to twenty percent (20%) of the total issued and outstanding capital stock of NMC. As a result of such ownership interest, those third party investors shall be entitled to have allocated to them, in the aggregate, twenty percent (20%) of the net profits, losses and credits of NCC.

     3. We paid Negor Corporation Fifty Thousand Dollars ($50,000) at the date of signing of the Option Agreement and Fifty Thousand Dollars ($50,000) on or prior to September 30, 1998, as specified in the Option Agreement.

               At such time as all feasibility studies and similar studies and reports which are necessary or appropriate for the construction and operation of the manufacturing facilities (and which will be required prior to the receipt of the funds to finance construction of the manufacturing facilities) are completed, NMC has agreed to pay to Negor One Million Dollars ($1,000,000.00) which funds may be contributions to capital and proceeds from one or more borrowing transactions, or either of them. In connection with any and all such borrowing transactions, the acquired claims may be utilized as collateral or otherwise be pledged to enhance the credit of the borrower.

The Palawan Project. Fenway Resources, Ltd., as a British Columbia corporation, acquired mineral rights to 10,296 hectares in 1992 and mineral rights to 3,200 hectares in 1995 in three (3) contiguous claims on the west central portion of Palawan Island near Scott Point, Municipality of Sofronio Espanola, Palawan, the Philippines. We believe Scott Point is a good location because it is a seaward site providing immediate access to marine transport which will allow us to transport our products at a low cost to various regional markets in the Philippines and to other regions in Asia.

We believe that these claims have significant reserves of limestone and shale, the two main ingredients for the manufacture of Type 1 (heavy construction quality) Portland cement. We retained Kilborn Engineering Pacific Ltd., now known as Kilborn-SNC Lavolin Inc., to prepare a project feasibility study, which was completed in 1995. Our management believes that the study supports the proposed Palawan Project.

The Palawan Project has been under development for more than five years by us, in association with local mining and development interests in Palawan. Explorations by the Philippine Government in 1994 first confirmed the existence of limestone deposits in the central part of the main island of Palawan. The professional feasibility study by Kilborn-SNC Lavolin, Inc. completed for us in 1995 concluded that the plant and quarries can be developed in full compliance with environmental regulations in the Philippines and should not have any adverse effect on local communities. Local communities have expressed strong support for the Palawan Project, which we believe will stimulate local economic development and employment. Formal application for certification of the Palawan Project has been submitted to the Philippine Department of Environment and Natural Resources. Although the application has not yet been approved, departmental review has been completed.

In addition to the license application procedures and environmental review process mandated by the Philippine government, we have conducted discussions with provincial government officials, with indigenous leaders (specifically, leaders of the Barangay people), and with local landowners who might be affected by the Palawan Project. We believe there is local support for the Palawan Project.

Commercial law in effect on Palawan Island requires the participation of local entities to exploit the island's mineral resources. Two local corporations have been created and formally registered in compliance with local commercial law and securities regulation. We own approximately 40% of Palcan Mining Company ("PMC") which will be responsible for the quarry properties and the production of crushed stone, both graded and blended, for cement plant processing operations. PMC will also be responsible for payments of royalties and fees based on the volumes of quarried stone extracted for cement production. PMC was incorporated in the Republic of the Philippines on August 13, 1998, and has several common directors with us. Specifically, Herbert John Wilson, President of the Company, is an incorporator and director of PMC. Arthur Leonard Taylor, Chief Financial Officer, Secretary and a director of the Company, is an incorporator and director of PMC. Rene E. Cristobel and Carlos A. Fernandez, directors of the Company, are also incorporators and directors of PMC. Rene E. Cristobel and Carlos Fernandez each hold 10% or more of the issued and outstanding capital stock of PMC. We own approximately 90% of a second Philippine corporation, Palcan Cement Company ("PCC"), which will own and operate the Palawan cement plant and will be responsible for the marketing and distribution of our products.

We have also continued to assess the market acceptance for products of the proposed Palawan plant within the Philippines and in export markets. The ability to produce cement of high quality and reliable uniformity from local materials is essential to our success and this ability is currently unproven.

Discussions are currently in progress with several design-build groups to construct and equip the Palawan plant. We are negotiating with Krupps-Polysius to provide the cement plant equipment and with Bilfinger & Berger to engineer and construct the Palawan Project. These negotiations have not been concluded and there can be no assurance that either Krupps-Polysius or Bilfinger & Berger will provide equipment or services to us.

We have prepared the following schedule for completion of the Negros Project and Palawan Project which includes forward looking statements which estimate the happenings of future events. The actual occurrence of these events may differ materially from those contemplated by this schedule.

================================================================================
                  Activity                           Palawan          Negros
--------------------------------------------------------------------------------
Complete permit application process and            01/99-02/00      06/99-02/00
ground testing programs
--------------------------------------------------------------------------------
Obtain financing                                      01/00            01/00
--------------------------------------------------------------------------------
Complete land acquisitions for plant sites;        01/00-02/00      01/00-02/00
begin development of port site
--------------------------------------------------------------------------------
Complete engineering                               02/00-09/00      03/00-03/01
--------------------------------------------------------------------------------
Begin plant construction                              02/00            11/00
--------------------------------------------------------------------------------
Negotiate and execute sales contracts              03/00-03/01      01/01-01/02
--------------------------------------------------------------------------------
Complete plant construction and begin cement          03/02            12/02
production
================================================================================

The capital costs of the plants, including the construction of all facilities such as power and ports, are estimated by our engineering consultants to be approximately $260 million for the Negros Project and approximately $380 million for the Palawan Project. To conform to investment guidelines promulgated by the Philippine government, 70% of those capital costs must be financed by loans, including export credits, and 30% must be financed by equity investments. The approximately $450 million required in loans may be provided by a consortium of German banks. Krupp-Polysius, one of the world's largest corporations, anticipates supplying the cement plant equipment to both the Negros Project and the Palawan Project and has offered to assist us in its loan negotiations with these German banks. We anticipate that approximately $190 million may be received from a registered offering of our common or preferred stock, probably through brokerage firms located in New York.

On August 3, 1999, we announced the signing of a Financial Agency Agreement with First Access Financial Group, Inc., international investment bankers ("First Access"). First Access has represented to us that it has clients interested in providing funding to our Philippine cement projects. The Financial Agency Agreement between us and First Access is not exclusive and we are currently negotiating with other parties to finance our proposed commercial grade cement production facilities in the Philippines.

On August 5, 1999, we announced the appointment of Friedhelm Menzel as resident general manager for our Philippine cement projects. Mr. Menzel was educated in Germany, specializing in the study of export marketing and linguistics. Mr. Menzel was export marketing manager for a leading German garment manufacturer from 1962 to 1967, at which time he joined the German-based multinational corporation Krupp-Polysius AG, Germany, as Far East Sales Manager. From 1968 to 1994, Mr. Menzel was employed by Krupp-Polysius in various capacities relating to the manufacture and supply of heavy industrial equipment to clients in India, the middle east and the far east by Krupp-Polysius from its various plants. From 1995 to July 1999, Mr. Menzel was General Manager of Krupp-Polysius's Philippine agent, Marsson Industrial Inc., which specialized in the development and manufacture of cement producing equipment and other heavy industrial equipment and applications.

Products. We are not currently producing any products or supplying any services to any third parties. When, and if, we develop and construct our cement manufacturing facilities, we anticipate producing commercial quantities of Portland cement. Portland cement is a finely ground processed material that, when mixed with sand, gravel, water and other minerals, forms concrete. The raw materials, limestone and shale, are mined, crushed, and burned in high-temperature rotary kilns, producing a substance commonly referred to as "clinker". The resulting clinker is then finely ground with small amounts of gypsum to produce Portland cement. From the Palawan Project, we anticipate producing 2.5 million metric tonnes of Portland cement per year.

Our products may be subject to numerous foreign government standards and regulations that are continually being amended. Although we will endeavor to satisfy foreign technical and regulatory standards, there can be no assurance that our products will comply with foreign government standards and regulations, or changes thereto, or that it will be cost effective for us to redesign our products to comply with such standards or regulations. Our inability to design or redesign products to comply with foreign standards could have a material adverse effect on our business, financial condition and results of operations.

Marketing and Sales. We anticipate that all revenues from the sale of our products will be derived from customers located outside the United States. To support our overseas customers, we anticipate operating offices outside the continental United States. There can be no assurance that we will be able to manage these operations effectively or that we will be able to compete successfully in international markets or satisfy the service and support requirements of its customers. In addition, a significant portion of our sales and operations are subject to significant risks, including tariffs and other trade barriers, difficulties in staffing and managing foreign subsidiary and branch operations, currency exchange risks and exchange controls, potentially adverse tax consequences, and the possibility of difficulty in accounts receivable collection. There can be no assurance that any of these factors will not have a material adverse effect on our business, financial condition and results of operations.

We anticipate that initially the Portland cement produced by the Negros and Palawan Projects will be marketed exclusively in the Philippines, with expanded capacity providing cement to foreign markets, such as Japan, South Korea, Thailand, Malaysia, Singapore, Taiwan, Vietnam and Indonesia (collectively, the "Target Countries"). Nearby Asian export markets for cement products have a current volume exceeding 90 million tonnes per year moving in trade. Entities that have previously taken most Philippine cement exports have been countries bordering the South China Sea, those close to the Malacca Straits and other countries in the South Asia Sub-Continent.

Our strategy for growth is substantially dependent upon our ability to market and distribute products successfully. Other companies, including those with substantially greater financial, marketing and sales resources, compete with us, and have the advantage of marketing existing products with existing production and distribution facilities. There can be no assurance that we will be able to market and distribute products on acceptable terms, or at all. Our failure to market our products successfully could have a material adverse effect on our business, financial conditions or results of operations.

We anticipate that the construction industries in the Target Countries will experience positive growth, ranging from modest growth expected for Japan, to more significant growth anticipated in the lesser developed countries, such as Vietnam, Thailand, the Philippines and Indonesia. The location of the Palawan and the Negros Projects provides easy access to the Target Countries.

Raw Materials. For the Palawan Project, we have acquired mineral rights to 13,496 hectares in three contiguous claims on the west central portion of the Palawan Island near Scott Point. The claims are underlain by significant reserves of limestone and shale, the two main ingredients for the manufacture of Type I Portland cement. Chemical analysis by the Philippine Bureau of Mines and Geosciences, Technical Services Division, indicates that the site of the Palawan Project contains commercial quantities of these raw materials.

The Negor Corporation (in which we hold a 90% equity interest) has mineral claims on the island of Negros Oriental in the Philippines, which include significant reserves of limestone and shale suitable for the manufacture of Portland cement. Limestone mineral claims lie near the coastal towns of Guihulngan and La Libertad on the island of Negros Oriental. Geological studies suggest that the raw resources on those claims could sustain significant cement manufacturing operations. We have received an Environmental Compliance Certificate and has entered into the Mineral Production Sharing Agreement required by the Philippine government for all mining projects in the Philippines before mining operations can proceed.

Distribution and Transportation. Distribution in the cement industry is typically conducted using agency contracts. The agent accepts product in bulk or bagged from the plant at a specified price. The agent then takes responsibility for marketing within the region(s) served; for transport and delivery to customers; and for selling to large-volume customers, retailers or intermediate wholesalers. The agent marks up the price to cover all costs of distribution. The final price to consumers at retail accommodates markups as appropriate in the distribution process. An allowance is included in the markup applied at each step as profit for product handling and sale.

The Palawan plant will adopt the customary methods typically used in the Philippines for distribution of cement products, with the following variations:

     1. As the Palawan plant will ship to markets in different countries, not one but several distribution agencies probably will be utilized;

     2. Shipments of bagged or bulk product by truck will be for the emerging market on Palawan;

     3. Most products will be shipped from the Palawan plant in bulk by sea to reach the Target Countries;

     4. Transfer of Palawan product from vessels, bulk storage, bagging (as needed) and distribution by truck will occur within regional markets in the Target Countries; and,

     5. Intra-regional transportation to customers will be minimized by the locations of regional facilities for the receipt and handling of Palawan plant products.

Costs of the first water crossing from Palawan to Philippine markets will be less than typical costs associated with the transport of equivalent tonnage in bulk by truck from competing plants. Overall, we believe that the costs of product distribution to Philippine regional markets from the new plant in Palawan pursuant to agency contracts will be equivalent to similar costs for competing plants serving the same markets. If necessary to assure entry to Philippine regional markets, all or part of the costs of the initial water crossing can be absorbed at the Palawan plant by adjusting the price for product placed to agents for distribution. Given the cost advantages of marine transport, this will not be necessary as a general condition, but can be done where and as needed in special situations.

The Palawan plant is ideally located for export of cement products to regional markets in the Target Countries. Export sales will be developed and sustained from the Palawan plant, as a means of broadening market presence, preserving high utilization of plant assets and pursuing the best combination of available customer relationships and opportunities for product sales and profits. Direct relationships with large-volume customers and distribution relationships with importers will be established in receptive countries, to assure that export options remain available for the Palawan plant at all times.

We believe that we can provide our products to markets in the Target Countries, subject to import barriers. Overt barriers have not been present in the countries where Philippine cement has been accepted in the past, and import duties in these and other locations continue to decline. Additional liberalization of trade in East and South Asia may expand opportunities for general acceptance of products from the Palawan plant. If necessary in particular situations, entry may be eased by adjusting prices to absorb some of the costs of marine transport and import costs. Although not necessary as a general condition, some absorption of transport costs has been assumed to apply, for purposes of project valuation, to all products shipped from Palawan.

Employees. We currently have eight full-time employees, three of whom are salaried. Our management anticipates using consultants for business, accounting, engineering, and legal services on an as-needed basis. Management has senior company experience in mine management, mineral processing, engineering, construction, administration, and marketing. All members of management have held senior positions in international companies or organizations.

Competition. As a result of the lack of product differentiation and the commodity nature of cement, the cement industry is quite competitive.
Competition is based generally on price and, to a lesser extent, quality and service. We may compete with national, international and regional cement producers in its target markets. Many of our competitors are larger and have significantly greater resources than us. The prices that we charge our customers probably won't be materially different from the prices charged by other cement producers in the same markets. Accordingly, profitability in the cement industry is generally dependent on the level of cement demand and on a cement producer's ability to contain operating costs. Prices are subject to material changes in response to relatively minor fluctuations in supply and demand, general economic conditions and other market conditions beyond our control. There can be no assurance that prices will not decline in the future or that such declines will not have a material adverse effect on our financial condition or results of operations.

Our anticipated cost per tonne of production will be directly related to the number of tonnes of cement manufactured; and decreases in production will increase our fixed cost per tonne. Equipment utilization percentages can vary from year to year based upon demand for our products or as a result of equipment failure. Much of our anticipated manufacturing equipment requires significant time to replace and is very costly to replace or repair. Although we will attempt to maintain sufficient spare parts to avoid long periods of shutdown in the event of equipment failure, there can be no assurance such shutdowns can be avoided.

Compliance with Environmental Laws. The proposed site for the Palawan Project is near the ancestral lands of a Filipino indigenous people. These lands may contain a portion of our mineral claims. The risk of accidental contamination or injury to indigenous peoples from hazardous materials cannot be completely eliminated. In the event of such an accident, we, or any successor-in-interest, could be held liable for any damages that result and any such liability could exceed our financial resources. In addition, there can be no assurance that in the future we will not be required to incur significant costs to comply with environmental laws and regulations relating to hazardous materials. There can be no assurance that we will not be required to incur significant costs to comply with current or future environmental laws and regulations nor that our operations, business or assets will not be materially or adversely affected by current or future environmental laws or regulations; provided, however, that we have retained SNC Lavalin, a Canadian firm, and GAIA, Inc., a Philippine firm, to prepare and file the requisite environmental impact statements necessary for us to receive our Environmental Compliance Certificate for the Palawan Project (an Environmental Compliance Certificate has already been issued for the Negros Project).

Our management believes that both the Palawan Project and the Negros Project can operate cleanly and without significant pollution in an environmentally safe manner. However, certain environmental consequences associated with mining are unavoidable. The primary environmental damage from the mineral industry occurs during the extraction of raw materials, which requires large amounts of water and energy. We believe that with the utilization of modern technology and careful planning we can significantly reduce the environmental impact of the manufacturing of cement. As we are not presently manufacturing any products, our management believes we will not have any significant material expenditures in the next fiscal year related to the cost of compliance with applicable environmental laws, rules and regulations. However, at some time in the future, our operations may involve the controlled use of hazardous materials. As a result, we may be subject to various laws and regulations governing the use, manufacture, storage, handling, and disposal of such materials and certain waste products. We cannot presently estimate the potential costs of complying with the applicable foreign environmental laws.

Item 17. Management's Discussion and Analysis of Financial Condition and Results of Operations

The  following   information   specifies   forward-looking   statements  of  our
management. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "could", "expect", "estimate", "anticipate", "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. Actual results may differ materially from those contemplated by the forward-looking statements.

We presently anticipate that initial construction on the Palawan Project will begin in 2000, with production of cement beginning in 2002. The Palawan Project, if completed pursuant to our current schedule, will be the only cement manufacturing facility on Palawan Island. We anticipate that the Negros Project will consist of a cement producing facility capable of producing 1.5 million tonnes per year of Portland cement with expansion capacity to 3 million tonnes per year. We have solicited and received bids for an exploratory drilling program, pursuant to which we hope to confirm the extent of limestone reserves on Negor Corporation's Negros Oriental Province mineral claims in the central islands of the Philippines. On June 9, 1999, we announced that we had signed a contract with Roctest Machinery and Drilling Corporation to core drill 2,000 meters for test sampling of the limestone deposits at the Negros Project. The core drilling will commence as soon as we obtain the necessary regional work licenses and permits.

Our business will expose us to potential product liability risks that are inherent in the development, mining, manufacturing and marketing of cement products. We do not currently require product liability insurance, and, when and if we begin operations which make such insurance necessary, there can be no assurance that we will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will provide adequate coverage against potential liabilities. We have an inherent business risk of exposure to product liability and other claims in the event that the development or use of our product is alleged to have resulted in adverse consequences. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale. There can be no assurance that we will avoid significant product liability exposure. There can be no assurance that insurance will be available in the future on commercially reasonable terms, or at all, or that such insurance will be adequate to pay potential product liability claims or that a loss of insurance coverage or the assertion of product liability claims would not materially adversely affect our business, financial condition and results of operations. Although we have taken, and will continue to take, what we believe are appropriate precautions, there can be no assurance that we will avoid significant liability exposure. An inability to obtain product liability insurance at an acceptable cost or to otherwise protect against potential liability claims could prevent or inhibit the commercialization of products developed by us. A product liability claim could have a material adverse effect on our business, financial condition and results of operations. We believe, however, that such insurance will be available at commercially reasonable rates.

Foreign Currencies. Currency risks and fluctuations in exchange rates are an important consideration for lenders and investors. We anticipate that many of our transactions will involve the use of the Philippine Peso, the official currency of the Philippines. In 1998, the Philippine Peso was volatile, as were the currencies of the Target Countries. From January to October 1999, the Philippine Peso and the currencies of the Target Countries strengthened considerably in comparison to a similar period in 1998. Even if we are able to obtain all funds necessary to finance the development and operation of the Palawan Project and the Negros Project, and a commercially viable amount of Portland cement can be produced, there can be no assurance that foreign currencies and exchange rates will remain stable and that we will be profitable. The exchange rates of the Philippine Peso and the currencies of the Target Countries could have a material adverse effect on our business, financial position and results of operation.

Liquidity and Capital Resources. At September 30, 1999, we had cash resources of $19,234; accounts receivable of $13,762; and a loan receivable of $89,411. Employment agreements with H. John Wilson and A. Leonard Taylor obligate us to payments totaling $5,850 per month: $3,250 to Mr. Wilson and $2,600 to Mr. Taylor. An Employment agreement with R. George Muscroft obligates us to payment of $3,250 per quarter to Mr. Muscroft. The cash and equivalents constitute our present internal sources of liquidity. Because we are not generating any revenues at this time from our operations, our only external source of liquidity is the sale of our capital stock. We are attempting to acquire funding for both the Palawan Project and the Negros Project from German financial institutions with assistance from Marsson Industrial Corporation, which is the Philippine affiliate of Krupp-Polysius, a German machinery manufacturing, engineering, trading and financial services company. Krupp-Polysius has agreed to help us arrange the export credits and the required loan guaranties for the loans required for both projects.

Results of Operations. We have not yet realized any revenue from operations, as our cement manufacturing facilities are presently in the development stage.

Manufacturing Our Products. Our present business plan, which is subject to the availability of financing, weather conditions, the political climate in the Philippines, and other factors beyond our control, anticipates the completion of construction of both the Palawan Project and the Negros Project in or before the year 2002. Assuming completion of the two facilities, we may be the largest manufacturer of cement in the Philippines.

State of Readiness for Y2K. We have performed an assessment of our information technology ("IT") systems as well as our non-IT systems (such as embedded technology in manufacturing or process control equipment containing microprocessors or other similar circuitry) relating to the Y2K problems previously referenced herein. We evaluated all hardware and software for Y2K compliance by using sources from the Internet, by contacting manufacturers, and by contacting third party suppliers of phone systems and security systems. Additionally, we reviewed product documentation for Y2K compliance where such was available.

The in-house workstations of our employees are Pentium Personal Computers which utilize Microsoft Windows and Office software. We believe that all critical applications of that software are Y2K compliant.

Cost to Address the Company's Y2K Issues. We do not anticipate any additional upgrade, replacement, or equipment servicing charges to become Y2K compliant. Therefore, based on current estimates, the costs of addressing this issue are not expected to have a material adverse effect on our financial position, results of operations or cash flows. The potential impact of the Y2K issue on our significant customers, vendors and suppliers cannot be reasonably estimated at this time.

Our Contingency Plans. To prevent electrical failures from adversely affecting our operations, we perform regularly scheduled data backups and connect our computer system to backup power systems. Through the Year 2000, we will continue to communicate with our electrical and telecommunications providers to remain informed about (i) the status of such suppliers' Y2K compliance, and (ii) the potential impact that the failure of these suppliers to become Y2K compliant will have on us.

Item 18. Description of Property

Property held by the Company. As of the date specified in the following table, we held the following property:

================================================================================
                            Property                          September 30, 1999
--------------------------------------------------------------------------------
Cash and equivalents                                             $  19, 234.00
--------------------------------------------------------------------------------
Advance Royalty Payments                                         $  160,813.00
--------------------------------------------------------------------------------
Project Investments                                              $2,685,687.00
--------------------------------------------------------------------------------
Property and Equipment (consists of office equipment and         $    5,193.00
computers, less accumulated depreciation)
================================================================================

We define cash equivalents as all highly liquid investments with a maturity of 3 months or less when purchased.

Property and equipment are specified at cost. Major renewals and improvements are charged to the asset accounts, while replacements, maintenance and repairs, which do not improve or extend the lives of respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the assets and related depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

We depreciate our property and equipment for financial reporting purposes using the accelerated method based upon an estimated useful life of 5 years.

The components of the property and equipment are as follows:

         Office equipment                                       $ 6,189
         Computers                                              $ 5,360
                                                                -------

                  Total cost                                    $11,549

         Less accumulated depreciation                          $ 6,356
                                                                -------

         Total property and equipment                           $ 5,193
                                                                -------

We are leasing office facilities in Vancouver, British Columbia, Canada and Manila, Philippines. Our Vancouver office has a 5 year lease which expires on February 28, 2001, with a monthly rental of $308 plus occupancy costs. Our Manila office has a 5 year lease which expires on April 30, 2002, with a monthly rental of $1,754 plus occupancy costs. The rent expense for the year ended December 31, 1998, was $11,085. An escalation clause provides for future minimum yearly lease payments, which are:

          December 31, 1999                          $ 24,744
          December 31, 2000                            24,744
          December 31, 2001                            23,204
          December 31, 2002                             7,538
                                                     --------
                                                     $ 80,230
                                                     --------

Item  19. Certain Relationships and Related Transactions

Related Party Transactions. On or about August 10, 1998, we purchased the assets of Fenway Resources, Ltd., a British

Columbia corporation, which had redomiciled to Delaware. Thereafter, we issued 7,644,067 shares of our common stock for the assets acquired. It is anticipated that Fenway Resources, Ltd. will wind up and dissolve and those shares of our common stock will be distributed, pro rata, to the shareholders of Fenway Resources, Ltd. at such time as the appropriate registration statement is effective with the Securities and Exchange Commission.

Rene Cristobel, Carlos Fernandez, Laurie Maranda, R. George Muscroft, Milton Schlesinger, A. Leonard Taylor, and H. John Wilson were directors of Fenway Resources, Ltd. at the time of the acquisition, with A. Leonard Taylor serving as the Secretary and Chief Financial Officer and H. John Wilson serving as the President and Chief Executive Officer of Fenway Resources, Ltd.

The Option Agreement which we entered into with Negor Corporation, a Philippine corporation, in which we hold a 90% equity interest, provides for, among other things, payment of $50,000 at the date of signing that agreement and an additional $50,000 payment no later than September 30, 1998, both of which payments were made. Additional terms and conditions of the Option Agreement are specified at Page 19 of this Registration Statement under the caption entitled The Negros Project. Negor Corporation had no prior affiliations with us and does not share any common management with us.

On February 1, 1996, we entered into employment agreements with R. George Muscroft, a former director of Fenway Resources, Ltd. and a present officer and director of the Company. Fenway Resources, Ltd.'s employment agreement with Mr. Muscroft was assumed by us and provides for, among other things, a payment to Mr. Muscroft of $3,250, payable quarterly. The employment agreement supersedes a previous consulting agreement and is attached to our Amendment No.1 to Form 10-SB as exhibit 10.5.

Palcan Mining Corporation ("PMC"), was incorporated in the Republic of the Philippines on August 13, 1998, and has several common directors with the Company. Specifically, Herbert John Wilson, President of the Company, is an incorporator and director of PMC. Arthur Leonard Taylor, Chief Financial
Officer, Secretary and a director of the Company, is an incorporator and director of PMC. Rene E. Cristobel and Carlos A. Fernandez, directors of the Company, are also incorporators and directors of PMC. Rene E. Cristobel is also the President of PMC and owns 20% of the issued and outstanding shares of common stock of PMC which will be voted in favor of the Company. Fenway Resources Ltd. paid 398,000 Philippine Pesos for 398 shares of PMC which equals 39.8% of the issued and outstanding shares of common stock of PMC.

The primary purpose of PMC is to hold the mineral claims of Central Palawan Mining & Industrial Corp. ("CPMIC"), Palawan Star Mining Ventures Inc. ("PSMVI") and Pyramid Hill Mining & Industrial Corp. ("PHMIC"), their respective Mineral Production Sharing Agreements, Environmental Compliance Certificates, quarry shale and limestone, and any other commercial minerals found on these claims. Moreover, PMC shall buy, sell, exchange or otherwise produce and deal in all kinds of minerals, as well as purchase, lease, option, locate or otherwise acquire, own, exchange, sell, assign or contract out the property and the operation of the property; or otherwise dispose of, pledge, mortgage, deed in trust, hypothecate and deal in mining claims, land related to production from the mining claims, timber lands, water, and water rights and other property, both real and personal.

We lent $80,000 to CPMIC, PSMVI and PHMIC on September 6, 1995. This loan accrues interest at 7% per annum from the date of signing until repaid in full. The loan is repayable out of future royalty payments due to CPMIC after the start-up of operations. The balance of the loan presently totals $89,411.

By a letter amendment agreement dated March 21, 1997, all prior agreements between successors-in-interests to the Company and CPMIC, PSMVI, and PHMIC were amended to provide, among other things, that (i) a Joint Venture Mining Company ("JVMC") would be established; (ii) CPMIC, PSMVI and PHMIC (collectively, the "Consortium") would not have any equity interest in the JVMC, and each member would sign and waive all right to own and subscribe to the shares of the JVMC;
(iii) 10% of the net profits of the JVMC would be paid to the Consortium as consideration for the transfer of their respective interests in each of the properties, including the mining claims; (iv) royalty payments applicable to raw materials quarried or mined from property belonging individually to CPMIC, PSMVI and PHMIC would be waived and surrendered by each member of the Consortium in favor of the Consortium; and (v) the properties, consisting of mining claims, the Mineral Production Sharing Agreement, the Environmental Compliance Certificate, and all rights, title and interest thereto, would be transferred by each member of the Consortium to the JVMC. We have also agreed to pay the Consortium $100,000 as an advance payment which will be deducted from the royalties payable to the Consortium. The agreement also specifies that JVMC is to advance $100,000 to each member of the Consortium each year, payable pro rata in quarterly payments, as advance royalty payments to be deducted from the royalties of $0.35 per tonne of raw material used in the manufacture of cement from the properties. Advance royalty payments shall cease upon commencement of commercial production of any one of the properties of the Consortium.

The agreement also specifies that a joint venture cement manufacturing company ("JVCC") will be formed for the development of the Palawan Cement Project to manufacture cement and related cement products and that 10% interest in the net profits of the JVCC shall be allocated to the Consortium from the interest of the Company in the JVCC.

The agreement also specifies that the Consortium members will have options to purchase shares of our common stock, subject to regulatory approvals and other conditions, as follows:

=================================================================================================================
              CPMIC                                    PSMVI                                PHMIC
-----------------------------------------------------------------------------------------------------------------
Nine hundred thousand shares @ CDN        1 million shares                       4 million shares
$2.00/share (Approximately US$1.36)*      @ CDN $4.00/share (Approximately       @ CDN $2.00/share (Approximately
                                          US$2.72)*                              US$1.36)*

With 1:1 warrant
@ CDN $3.00/share (Approximately          1 million shares
US$2.04)*                                 @ CDN $5.00/share (Approximately
exercisable at any time                   US$3.40)*
                                          exercisable at any time

=================================================================================================================

* Based on exchange rate of 1.47 Canadian dollars to US dollars, as of December 10, 1999.

On or about May 27, 1998, we issued 2,000,000 shares of our $.001 par value common stock to Raghbir Kahbra, a director of the Company, for a total consideration of $20,000.

Other than the transactions and proposed transactions between the Company and PMC, PCC, CPMIC, PSMV, PHMI, Negor Corporation, NMC, NCC, JVMC and JVCC
disclosed herein, no significant future related party transactions are contemplated at this time.

Item  20.  Market for Common Equity and Related Stockholder Matters

We participate in the OTC Bulletin Board, an electronic quotation medium for securities traded outside the Nasdaq Stock Market. Our common stock trades on the OTC Bulletin Board under the trading symbol "FWIN". Our common stock has closed at a low of $1.75 and a high of $5.125 for the 52-week period ending December 10, 1999. This market is extremely limited and the prices for our common stock quoted by brokers is not necessarily a reliable indication of the value of our common stock.

As of September 30, 1999, there were 3,816,926 incentive stock options to purchase common stock at $3.00 per share which expire by their own terms on July 4, 2004. As of September 30, 1999, there were 151,901 warrants to purchase common stock at CDN$5.50 per share outstanding, 45,750 of which expire on December 5, 2000; 25,250 of which expire on February 25, 2001; 28,901 of which expire on May 29, 2001; 25,000 of which expire on June 2, 2001; and 27,000 of which expire on June 6, 2001. There were also 2,128 warrants to purchase common stock at $4.00 per share outstanding which expire on October 29, 2000; 670 warrants to purchase common stock at $4.00 per share outstanding which expire on October 29, 2000; and 65,000 warrants to purchase common stock at $4.00 per share outstanding which expire on June 10, 2001.

As of September 30, 1999, the Company had approximately 26 shareholders. There were additional warrants to purchase common stock at CDN$4.00 per share outstanding, 1,000,000 of which are exercisable upon receipt of certain production funds (see Note 5 to the Company's financial statements attached as exhibits hereto). As of September 30, 1999, there were 900,000 warrants to purchase common stock at CDN$2.00 per share outstanding (exercisable upon receipt of certain production funds as specified in Note 5 to the Company's financial statements attached as exhibits hereto) and an additional 900,000 warrants to purchase common stock at CDN$3.00 per share which are exercisable at any time. As of September 30, 1999, there were an additional 4,000,000 warrants to purchase common stock at CDN$2.00 per share outstanding which are exercisable upon receipt of certain production funds (see Note 5 to the Company's financial statements attached as exhibits hereto). Finally, as of September 30, 1999, there were 1,000,000 warrants to purchase common stock at CDN$5.00 per share outstanding which are exercisable at any time.

There have been no cash dividends declared on the Company's common stock in the last two fiscal years. Dividends are declared at the sole discretion of the Company's Board of Directors.

The Company has been approved for listing with Standard & Poor's Market Access Service, which includes having certain information relating to the Company published in Standard & Poor's Corporation Records and inclusion in the Standard & Poor's Marketscope program, Stock Guide Database and on the Standard & Poor's website.

Item 21. Executive Compensation - Remuneration of Directors and Officers.

Any compensation received by officers, directors, and management personnel of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors, and management personnel of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to the Company payable to the President of the Company and the other executive officers of the Company whose total annual salary and bonus is anticipated to exceed $50,000 during the year ending December 31, 1999. The Board of Directors of the Company may adopt an incentive stock option plan for its executive officers which would result in additional compensation.

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

=====================================================================================================================
                                                                                    Other Annual         All Other
          Name and Principal Position           Year     Salary($)    Bonus($)    Compensation($)     Compensation($)
---------------------------------------------------------------------------------------------------------------------
H. John Wilson, President                       1999    400,000.00      None            None               None
---------------------------------------------------------------------------------------------------------------------
A. Leonard Taylor, Secretary,                   1999    300,000.00      None            None               None
---------------------------------------------------------------------------------------------------------------------
Robert George Muscroft, Vice President          1999    200,000.00      None            None               None
=====================================================================================================================

Other than as set forth under the heading "Employment Agreements" below, there is no arrangement for compensation of the named Executive officers or directors of the Company in the event of termination of employment, changes in responsibilities and/or employment contracts, or in the event of change of control of the Company.

Employment Agreements. On September 1, 1995, Fenway Resources Ltd., a British Columbia corporation, entered into an employment agreement, with a term expiring August 31, 2000, with H. John Wilson (the "Wilson Agreement"), pursuant to which Mr. Wilson agreed to act as the President and Chief Executive Officer of that corporation. The Wilson Agreement was assumed by the Company and is renewable by mutual consent of the parties for successive five (5) year periods.

Pursuant to the terms of the Wilson Agreement, Mr. Wilson is entitled to compensation in the amount of $400,000 per year, commencing September 1, 1995. Despite the terms of the Wilson Agreement, Mr. Wilson has only received $3,250 per month from the Company and has agreed to defer all other compensation payable to him until the Company's board of directors deems it appropriate to pay Mr. Wilson the full amount of the compensation and benefits required pursuant to the Wilson Agreement. The unpaid compensation to Mr. Wilson is accruing.

Mr. Wilson is also entitled to reimbursement for out-of-pocket expenses and rights and benefits pursuant to any profit sharing, deferred compensation, stock appreciation rights, stock option or other plans or programs adopted by the Company, if any, comparable to rights and benefits pursuant to such plans and programs as are customarily granted to persons holding similar positions as that held by Mr. Wilson or performing duties similar to those performed by him in corporations of similar size that carry on a similar type of business as that carried on by the Company.

On September 1, 1995, Fenway Resources Ltd., a British Columbia corporation, entered into an employment agreement with A. Leonard Taylor (the "Taylor Agreement"), pursuant to which Mr. Taylor agreed to act as that corporation's Secretary and Chief Financial Officer. The Taylor Agreement was assumed by the Company and has terms and conditions similar to those in the Wilson Agreement, with a significant difference in compensation.

Specifically, pursuant to the terms of the Taylor Agreement, Mr. Taylor is entitled to compensation in the amount of $300,000 per year, commencing September 1, 1995. Despite the terms of the Taylor Agreement, Mr. Taylor has only received $2,600 per month from the Company and has agreed to defer all other compensation payable to him until the Company's board of directors deems it appropriate to pay Mr. Taylor the full amount of the compensation and benefits required pursuant to the Taylor Agreement. The unpaid compensation to Mr. Taylor is accruing.

On February 1, 1996, Fenway Resources Ltd., a British Columbia corporation, entered into an employment agreement with R. George Muscroft (the "Muscroft Agreement"), pursuant to which Mr. Muscroft agreed to act as that corporation's Project Manager, Port and Power. The Muscroft Agreement was assumed by the Company and is substantially the same as the Wilson agreement, except for compensation.

Pursuant to the terms of the Muscroft Agreement, Mr. Muscroft is entitled to compensation in the amount of $200,000 per year, commencing September 1, 1995. Despite the terms of the Muscroft Agreement, Mr. Muscroft has only received $3,250 per month from the Company and has agreed to defer all other compensation payable to him until the Company's board of directors deems it appropriate to pay Mr. Muscroft the full amount of the compensation and benefits required pursuant to the Muscroft Agreement. The unpaid compensation to Mr. Muscroft is accruing.

Compensation of Directors. For the Company's most recently completed fiscal year:

     (a) no compensation of any kind was accrued, owing or paid to any of the Company's directors for acting in their capacity as such; and

     (b) no arrangements of any kind existed with respect to the payment of compensation of any kind to any of the Company's directors for acting in their capacity as such.

Specified below, in tabular form, is the aggregate annual remuneration of the Company's President and the four (4) most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the Company's last completed fiscal year.

========================================================================================================================
Name of Individual or Identity of Group      Capacities in which Remuneration was received        Aggregate Remuneration
------------------------------------------------------------------------------------------------------------------------
Herbert John Wilson                          President                                            $39,000
------------------------------------------------------------------------------------------------------------------------
Arthur Leonard Taylor                        Secretary, Vice President                            $31,000
------------------------------------------------------------------------------------------------------------------------
Laurie Maranda                               Vice President                                       $13,000
------------------------------------------------------------------------------------------------------------------------
Robert George Muscroft                       Vice President                                       $13,000
========================================================================================================================

Item  22.  Financial Statements



                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999

                                TABLE OF CONTENTS

                                                                      Page No.
                                                                      --------


ACCOUNTANTS' REPORT .............................................       F-1

FINANCIAL STATEMENTS

       Balance Sheet.............................................       F-2

       Statements of Operations..................................       F-3

       Statement of Changes in Stockholders' Equity..............     F-4 - F-6

       Statements of Cash Flows..................................     F-7 - F-9

       Notes to Financial Statements.............................    F-10 - F-26

                               ACCOUNTANTS' REPORT




To the Board of Directors and Stockholders
Fenway International Inc.
Newport Beach, California


We have reviewed the accompanying balance sheet of Fenway International Inc. (A Development Stage Company) as of September 30, 1999, and the related statements of operations, changes in stockholders' equity and cash flows for the nine months then ended and for the period May 7, 1984 (Date of inception) to September 30, 1999, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Fenway International Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.





Moffitt & Company, P.C.
Scottsdale, Arizona

November 15. 1999

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               SEPTEMBER 30, 1999


                                     ASSETS

Cash                                                                                 $    19,234
Accounts receivable                                                                        6,785
Accounts receivable, related party                                                         6,977
Advance royalty payments                                                                 160,813
Prepaid expenses                                                                           3,633
Investment in Palcan Mining and Cement Corporations                                       10,707
Investments in projects in The Republic of the Philippines                             2,685,687
Loan receivable                                                                           89,411
G.S.T. refund                                                                              1,711
Property and equipment                                                                     5,193
                                                                                     -----------

            TOTAL ASSETS                                                             $ 2,990,151
                                                                                     ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
       Accounts payable
          Trade                                                      $    45,534
         Related parties                                                  64,667
       Accrued liabilities                                                16,041
       Short term notes payable                                          135,135
                                                                     -----------

             TOTAL LIABILITIES                                                       $   261,377

STOCKHOLDERS' EQUITY
       Common stock, par value $0.001 per share
            Authorized 100,000,000 shares
            Issued and outstanding - 19,885,955 shares                    19,959
       Paid in capital in excess of par value of stock                 3,514,702
       Deficit accumulated during development stage                     (805,887)
                                                                     -----------

            TOTAL STOCKHOLDERS' EQUITY                                                 2,728,774
                                                                                     -----------

            TOTAL LIABILITIES AND STOCKHOLDERS'
              EQUITY                                                                 $ 2,990,151
                                                                                     ===========

             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND
             FOR THE PERIOD FROM MAY 7, 1984 (DATE OF INCEPTION) TO
                               SEPTEMBER 30, 1999

                                                         Nine        May 7, 1984
                                                        Months        (Date of
                                                         Ended       Inception)
                                                       September    to September
                                                       30, 1999       30, 1999
                                                       ----------   ------------

REVENUE                                                $        0   $         0

DEVELOPMENT COSTS                                         398,503       805,887
                                                       ----------   -----------

NET (LOSS)                                             $ (398,503)  $  (805,887)
                                                       ==========   ===========
NET (LOSS) PER COMMON SHARE

       Basic and diluted                               $   ( 0.02)          --

AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING

       Basic and diluted                               19,901,729           --




             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
             FOR THE PERIOD FROM MAY 7, 1984 (DATE OF INCEPTION) TO
                               SEPTEMBER 30, 1999


                                                                                                     Paid In
                                                                                                    Capital in
                                                                    Common Stock                     Excess of
                                                                    ------------                     Par Value
                                                            Shares                Amount             of Stock
                                                            ------                ------             --------
BALANCE, MAY 7, 1984
   (DATE OF INCEPTION)                                            0              $     0              $     0

      Issuance of common stock for
         mineral lease (unknown value)
         and expenses at $.005 -
         May 7, 1984                                        600,000                  600                2,400
      Issuance of common stock for
         cash at $.267 - May 7, 1984                          8,610                    9                2,287
      Net loss for the period ended
         December 31, 1984                                        0                    0                    0
      Issuance of common stock for
         services at $.267 -
         February 3, 1985                                     9,000                    9                2,391
      Issuance of common stock for
         cash at $.267 - February 3, 1985                    96,480                   96               25,632
      Net loss for the year ended
         December 31, 1985                                        0                    0                    0
                                                            -------              -------              -------

BALANCE, DECEMBER 31, 1985                                  714,090                  714               32,710
                                                            -------              -------              -------

BALANCE, DECEMBER 31, 1996                                  714,090                  714               32,710
      Contribution to capital -
         expenses - 1997                                          0                    0                3,600
      Net loss for the year ended
         December 31, 1997                                        0                    0                    0
                                                            -------              -------              -------
BALANCE, DECEMBER 31, 1997                                  714,090              $   714              $36,310

                                                       Deficit
                                                     Accumulated
                              Advances                During the
                              On Stock               Development
                            Subscriptions               Stage
                            -------------            -----------
                            $           0            $         0


                                        0                      0

                                        0                      0

                                        0                 (5,296)


                                        0                      0

                                        0                      0

                                        0                (28,128)
                            -------------            -----------

                                        0                (33,424)
                            -------------            -----------

                                        0                (33,424)


                                        0                      0

                                        0                 (3,600)
                            -------------            -----------

                            $           0            $   (37,024)





             See Accompanying Notes and Accountants' Review Report

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY( CONTINUED)
             FOR THE PERIOD FROM MAY 7, 1984 (DATE OF INCEPTION) TO
                               SEPTEMBER 30, 1999


                                                                                           Paid In
                                                                                          Capital in
                                                                   Common Stock            Excess of
                                                                   ------------            Par Value
                                                              Shares          Amount        of Stock
                                                              ------          ------      ----------
        Contribution to capital -
           expenses - 1998                                         0      $        0      $    1,300
        Issuance of common stock
           for cash
           $.01 - May 29, 1998                             2,000,000           2,000          18,000
           $.01 - June 9, 1998                             9,000,000           9,000          81,000
        Issuance of common stock for
           net assets of Fenway
           Resources Ltd - $.387 -
           August 31, 1998                                 7,644,067           7,644       2,950,988
        Issuance of common stock
           for cash
           $3.00 - October 29, 1998                            2,128               2           6,450
           $3.00 - October 29, 1998                              670               1           2,031
        Net loss for the year
           ended December 31, 1998                                 0               0               0
                                                          ----------      ----------      ----------

BALANCE, DECEMBER 31, 1998                                19,360,955          19,361       3,096,079

        Issuance of common stock for cash
           $  .25 - February  4, 1999                        500,000             500         124,500
           $ 3.00 - February 24, 1999                          2,000               2           5,998
           $ 3.00 - March 16, 1999                             5,000               5          14,995
           $ 3.00 - March 17, 1999                             4,000               4          11,996
           $ 3.00 - March 30, 1999                             9,000               9          26,991
           $ 3.00 - April 12, 1999                             5,000               5          14,995
        Advances on stock subscriptions                            0               0               0
           $3.00 - July 2, 1999                               65,000              65         194,935
           $3.00 - September 9, 1999                           8,074               8          24,213
              (Transferred from advances on
              stock subscriptions)
        Net loss for the nine months
           ended September 30, 1999                                0               0               0
                                                          ----------      ----------      ----------

BALANCE, SEPTEMBER 30, 1999                               19,959,029      $   19,959      $3,514,702
                                                          ==========      ==========      ==========

                                                                       Deficit
                                                                    Accumulated
                                                   Advances          During the
                                                   on Stock         Development
                                                 Subscriptions         Stage
                                                 -------------      -----------


                                                 $           0      $         0


                                                             0                0
                                                             0                0


                                                             0                0


                                                             0                0
                                                             0                0

                                                             0         (370,360)
                                                 -------------       -----------

                                                             0         (407,384)


                                                             0                0
                                                             0                0
                                                             0                0
                                                             0                0
                                                             0                0
                                                             0                0
                                                        24,221                0
                                                             0                0
                                                       (24,221)               0


                                                             0         (398,503)
                                                 -------------      -----------

                                                 $           0      $  (805,887)
                                                 =============      ===========



             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND
             FOR THE PERIOD FROM MAY 7, 1984 (DATE OF INCEPTION) TO
                               SEPTEMBER 30, 1999

                                                                                   May 7, 1984
                                                                     Nine Months    (Date of
                                                                       Ended       Inception) to
                                                                     September      September
                                                                      30, 1999       30, 1999
                                                                     -----------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net (loss)                                                    $  (398,503)  $    (805,887)
       Adjustments to reconcile net (loss)
          to net cash (used) by operating activities
             Depreciation                                                  1,206           1,793
             Contributions to capital and stock issued for
                expenses and services                                          0           9,000
       Increases (decreases) in:
          Cash-held in lawyer's trust account                                  0         118,578
          Interest receivable                                             (4,200)         (6,067)
          Accounts receivable and prepaid expenses                         3,738           6,182
          Accounts receivable, related party                              (6,977)         (6,977)
          Accounts payable                                               (12,438)         51,547
          Accrued liabilities                                              9,326          16,041
                                                                     -----------   -------------


          NET CASH (USED) BY OPERATING
             ACTIVITIES                                                 (407,848)       (615,790)
                                                                     -----------   -------------


CASH FLOWS FROM INVESTING ACTIVITIES:
       Investment in Palcan Mining and Cement Corporations                12,851         (10,707)
                                                                     -----------   -------------


          NET CASH PROVIDED (USED) BY INVESTING
             ACTIVITIES                                                   12,851         (10,707)
                                                                     -----------   -------------


CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from issuance of common stock                            395,000         606,146
       Proceeds from issuance of short term notes                          7,327          39,585
       Advances on stock subscriptions                                       321               0
                                                                     -----------   -------------


          NET CASH PROVIDED BY FINANCING
             ACTIVITIES                                                  402,648         645,731
                                                                     -----------   -------------

NET INCREASE (DECREASE) IN CASH                                            7,651          19,234

CASH AT BEGINNING OF PERIOD                                               11,583               0
                                                                     -----------   -------------


CASH AT END OF PERIOD                                                $    19,234   $      19,234
                                                                     ===========   =============


             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND
             FOR THE PERIOD FROM MAY 7, 1984 (DATE OF INCEPTION) TO
                               SEPTEMBER 30, 1999

                                                                                                           May 7, 1984
                                                                                   Nine Months              (Date of
                                                                                      Ended               Inception) to
                                                                                    September               September
                                                                                    30, 1999                30, 1999
                                                                                  ------------            -------------


SCHEDULE OF NON CASH INVESTING AND
   FINANCING ACTIVITIES

       Issuance of 400,000 shares of common stock for mineral
          lease (unknown value) and expenses - 1984                                                       $       3,000
                                                                                                          -------------

       Issuance of 9,000 shares of common stock for
          services - 1985                                                                                 $       2,400
                                                                                                          -------------

       Contribution to capital - expenses - 1997                                                          $       3,600
                                                                                                          -------------

       Contribution to capital - expenses - 1998                                                          $       1,300
                                                                                                          -------------

       Issuance of 7,644,067 shares of stock - August 31, 1998                                            $   2,918,215
                                                                                                          -------------

SUPPLEMENTAL DISCLOSURE OF
   CASH FLOW INFORMATION

       Interest paid                                                             $           0            $           0
                                                                                 =============            =============

       Taxes paid                                                                $           0            $           0
                                                                                 =============            =============




             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

       Organization and Nature of Business

       The Company was incorporated under the laws of the State of Nevada on May 7, 1984 for the primary purpose of developing mineral properties. During 1985, the Company abandoned its remaining assets and settled its liabilities and was inactive until 1998. In 1998, the Company became active again by acquiring mineral properties in the Republic of the Philippines.

       Name Change

       On September 2, 1998, the Company changed its name from Nevada-Utah Gold, Inc. to Fenway International Inc.

       Authorized Common Stock

       On May 7, 1984, the Company was incorporated with authorized common stock of 25,000 shares with a par value of $1.00. On July 10, 1997, the authorized common stock was increased to 100,000,000 shares with a change in par value to $0.001.

       On July 26, 1997, the Company completed a forward stock split of its outstanding common stock of one share for thirty shares. The financial statements have been prepared showing after stock split shares with a par value of $0.001 from its inception.

       Accounting Estimates

       Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

       Cash Equivalents

       For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of six months or less to be cash equivalents.

       Income Taxes

       Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts


             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

       Income Taxes (Continued)

       in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

       Compensated Absences

       Employees of the corporation are entitled to paid vacations, sick days and other time off depending on job classification, length of service and other factors. It is impractical to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The corporation's policy is to recognize the costs of compensated absences when paid to employees.

       Net Loss Per Share

       The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings per share. Basic earnings per share is computed by dividing net income available to common shareowners by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

       Disclosure About Fair Value of Financial Instruments

       The Company has financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at September 30, 1999 as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgement is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

       International Currency Translation

       For  translation  of  its  international  currencies,   the  Company  has
       determined that the local currencies of its international subsidiaries are the functional currencies.



             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 2 DEVELOPMENT STAGE OPERATIONS

       As of September 30, 1999, the Company was in the development stage of operations. According to the Financial Accounting Standards Board of the Financial Accounting Foundation, a development stage Company is defined as a company that devotes most of its activities to establishing a new business activity. In addition, planned principle activities have not commenced, or have commenced and have not yet produced significant revenue.

       FAS-7 requires that all development costs be expensed during the development period. The Company expensed $398,503 of development costs for the nine months ended September 30, 1999 and $805,887 from May 7, 1984 (date of inception) to September 30, 1999.


NOTE 3 INVESTMENT IN PALCAN MINING AND CEMENT CORPORATIONS

       Palcan Mining Corporation

       A.     Incorporation

              Palcan Mining Corporation was incorporated in the Republic of the Philippines on August 13, 1998 under Republic of the Philippines Sec Reg No. A199811014. The term for which the corporation is to exist is fifty years from and after the date of issuance of the certificate of incorporation.

       B.     Incorporators and directors

              Names and nationalities of the incorporators and directors are as follows:

                        Name                         Nationality
              ---------------------------            -----------------
              Rene E. Cristobal                      Filipino
              Carlos A. Fernandez                    Filipino
              Dativa C. Dimaano-Sangalang            Filipino
              Arthur Leonard Taylor                  Canadian
              Herbert John Wilson                    Canadian

       C.     Authorized capital

              The authorized capital stock of the corporation is one million pesos in lawful money of the Republic of the Philippines, divided into one thousand shares with the par value of one thousand pesos per share.




             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                         (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 3 INVESTMENT IN PALCAN MINING AND CEMENT CORPORATIONS (CONTINUED)


       D.     Subscribers and issued capital

              25% of the authorized capital stock has been subscribed and at least 25% of the total subscription has been paid as follows:

                                            Number of
                                              Shares                Amount           Amount
                      Name                  Subscribed            Subscribed          Paid
               ---------------------        ----------           -----------       ----------
               Rene E. Cristobal                   200           p   200,000       p   50,000
               Carlos A. Fernandez                 150               150,000           37,500
               Dativa C. Dimaano-
                  Sangalang                        250               250,000           62,500
               Arthur Leonard Taylor                 1                 1,000            1,000
               Herbert John Wilson                   1                 1,000            1,000
               Fenway Resources Ltd.               398               398,000          398,000
                                            ----------           -----------       ----------
                                                 1,000           p 1,000,000       p  550,000
                                            ==========           ===========       ==========

       E. The primary purpose of this corporation is to hold the mineral claims of Central Palawan Mining and Ind. Corp. ("CPMIC"), Palawan Star Mining Ventures, Inc. ("PSMVI") and Pyramid Hill Mining & Ind. Corp. ("PHMIC"), their respective MPSA's, ECC's and quarry shale and limestone and any other commercial minerals found on the property and to buy, sell, on whole basis only, exchange or otherwise produce and deal in all kinds of minerals and in their products and by-products of every kind and description and by whatsoever process; to purchase, lease, option, locate or otherwise acquire, own, exchange, sell, assign or contract out the property and the operation of the property, or otherwise dispose of, pledge, mortgage, deed in trust, hypothecate and deal in mining claims, land related to production from the mining claims, timber lands, water, and water rights and other property, both real and personal.

       Palcan Cement Corporation

       A. Palcan Cement Corporation was incorporated in the Republic of the Philippines on August 12, 1998 under Philippines Sec Reg No. A199811013. The Company has a fiscal year end of December 31.


             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 3 INVESTMENT IN PALCAN MINING AND CEMENT CORPORATIONS (CONTINUED)

       B.     Incorporators and directors

              Names and nationalities of the incorporators and directors are as follows:

                               Name                           Nationality
              ---------------------------               -----------------
              Rene E. Cristobal                         Filipino
              Carlos A. Fernandez                       Filipino
              Dativa C. Dimaano-Sangalang               Filipino
              Arthur Leonard Taylor                     Canadian
              Herbert John Wilson                       Canadian

       C.     Authorized capital

              The authorized capital stock of the corporation is five million pesos in lawful money of the Republic of the Philippines, divided into five thousand shares with the par value of one thousand pesos per share.

       D.     Subscribers and issued capital

              The subscribers to the capital stock and the amounts paid-in to their subscriptions are as follows:

                                            Number of
                                             Shares          Amount            Amount
                              Name         Subscribed      Subscribed           Paid
              ----------------------       ----------      -----------       ----------

              Rene E. Cristobal                   170      p   170,000       p   42,500
              Carlos A. Fernandez                 150          150,000           37,500
              Dativa C. Dimaano-
                 Sangalang                        180          180,000           45,000
              Laurie G. Maranda                     1            1,000            1,000
              Robert George Muscroft                1            1,000            1,000
              Arthur Leonard Taylor                 1            1,000            1,000
              Herbert John Wilson                   1            1,000            1,000
              Fenway Resources Ltd.             4,496        4,496,000        4,496,000
                                           ----------      -----------      -----------
                                                5,000      p 5,000,000      p 4,625,000
                                           ==========      ===========      ===========

       E.     Foreign Investments Act of 1991

              The Company has applied to do business under the Foreign Investments Act of 1991, as amended by RA8179, with 90% foreign equity, with the intention to operate an export enterprise with the primary purpose of cement manufacturing.



             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 4 INVESTMENT IN THE REPUBLIC OF PHILIPPINES - CONSORTIUM AGREEMENT

       Consortium Agreement

       By letter amendment agreement dated April 30, 1997, all prior agreements between Fenway and Central Palawan Mining and Industrial Corporation ("CPMIC"), Palawan Star Mining Ventures Inc. ("Palawan Star") and Pyramid Hill Mining and Industrial Corp. ("Pyramid Hill"), were amended in accordance with the terms and amendments below:

       A.     Reference and Interpretation

              CPMIC, Palawan Star and Pyramid Hill shall be collectively referred to as the "Consortium".

       B.     Joint Venture Mining Company ("JVMC")

              I.     A Joint Venture Mining Company shall be established.

              II. Neither the Consortium nor each member of the Consortium shall have any equity interest in the JVMC and each member assigns and waives all right to own and subscribe to the shares of the JVMC.

              III. 10% of net profits of the JVMC shall be paid to the Consortium as consideration for the transfer of their respective interests in each of the properties, including the mining claims, the MPSA and the ECC.

              IV. Royalty payments applicable to raw material quarried or mined from property belonging individually to CPMIC, Palawan Star and Pyramid Hill will be waived and surrendered by each member of the Consortium in favor of the Consortium.

              V. The properties, consisting of mining claims, the MPSA, and the ECC and all rights, title and interest thereto shall be transferred by each member of the Consortium to the JVMC.




             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 4 INVESTMENT  IN  THE  REPUBLIC  OF  PHILIPPINES  -  CONSORTIUM   AGREEMENT
       (CONTINUED)

       C.     Advances in Relation to the Joint Venture Mining Company

              I. In consideration of the amendments in the letter amendment agreement, Fenway shall, upon signing, pay the Consortium US$100,000 as an advance maintenance payment which shall be deducted from the royalties payable to the Consortium.

              II. JVMC is to advance US$100,000 to each member of the Consortium per year payable prorata in quarterly payments as advance royalty payments to be deducted from the royalties of $0.35 per ton of raw material used in the manufacture of cement from the properties. Advance royalty payments shall cease upon commencement of commercial production of any one of the properties of the Consortium.

       D.     Joint Venture Cement Manufacturing Company ("JVCC")

              A joint venture  cement  manufacturing  company will be formed for
              the   development   of  the   Palawan   Cement   Project  for  the
              manufacturing of cement and related cement products.

       E.     Interest in Net Profit of JVCC

              10% interest in the net profit of the JVCC are to go to the Consortium out of the interest of Fenway in the JVCC.

       F.     Conditions Precedent to this Agreement

              Receipt of an Environmental Compliance Certificate ("ECC") and a Mineral Production Sharing Agreement ("MPSA") shall be conditions precedent to the establishment of JVMC and JVCC, and accordingly the production funding deadline of June 30, 1997 will be extended and the right to purchase 10% of Fenway's interest is waived.



             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 4 INVESTMENT IN THE REPUBLIC OF PHILIPPINES - CONSORTIUM AGREEMENT (CONTINUED)

       G.     Share Options and Warrants

              I. The Consortium members will have options to purchase Fenway shares, subject to regulatory approvals, as follows:

                                CPMIC       PALAWAN STAR       PYRAMID HILL
              ----------------------------  ------------       ----------------
              Nine hundred Thousand Shares  1 million shares   4 million shares
              @ CDN $2.00/sh                @ CDN $4.00/sh     @ CDN $2.00/sh
              With 1:1 warrant              1million shares
              @ CDN $3.00/sh                @ CDN $5.00/sh
              exercisable at any time       exercisable at any time

              II. The common conditions governing both Stock Options and Warrants in G(I), above, are as follows:

                     a. The timing of the release of the shares is subject to the release of the senior financing or funding.

                     b. They are exercisable only upon receipt of the Production Funds.

                     c. The terms and payment are to be determined in a separate agreement to be entered into between and among Fenway and the individual members of the Consortium.

              III. Subject to the approval by the relevant Securities Regulatory Authorities, it is expressly understood that the stock options and warrants referred to above may not be exercised by the Consortium until such time as Fenway has received the Acceptable Funding Commitment, provided however, that Fenway may issue at any time all or a portion of the warrants and Consortium may exercise at any time the warrants in the event the issued and outstanding share capital of Fenway is increased in order to facilitate and/or meet the financing requirements to undertake the Palawan Cement Project.



             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 5 INVESTMENT IN THE REPUBLIC OF PHILIPPINES - OPTION AGREEMENT - NEGOR RR CEMENT PROJECT

       On July 16, 1998, the Company entered into an option agreement with Negor RR Cement Corporation, a Philippine corporation, for the purpose of forming and operating a mining and cement manufacturing company.

       The following are the details of the option agreement:

       A. For a period of four (4) years following the date of acceptance by the Company of a commercial feasibility study and report for the project, which study and report are sufficient to enable the Company to obtain any and all funds necessary or appropriate to finance the development and operation of the project, that number of shares of the Company's $.001 par value common stock equal to the lesser of (a) two million (2,000,000) such shares, or (b) equal to ten percent (10%) of the then issued and outstanding shares of that common stock, at a purchase price of Five United States Dollars ($5.00) per share.

       B. The manufacturing company shall prepare, sign and deliver to Negor any and all documents and other instruments necessary or appropriate to vest in Negor a free, carried ownership interest in the manufacturing company equal to ten percent (10%). As a result of such ownership interest, Negor shall be entitled to have allocated to it ten percent (10%) of the net profits, losses and credits of the manufacturing company.

       C. The manufacturing company shall prepare, sign and deliver, to the Company any and all documents and other instruments necessary or appropriate to vest in the Company an ownership interest in the manufacturing company equal to ninety percent (90%). As a result of such ownership interest, the Company shall be entitled to have allocated to it ninety percent (90%) of the net profits, losses and credits of the manufacturing company.

       D. The mining company shall prepare, sign and deliver to Negor any and all documents and other instruments necessary or appropriate to vest in Negor an ownership interest in the mining company equal to forty percent (40%). As a result of such ownership interest, Negor shall be entitled to have allocated to it forty percent (40%) of the net profits, losses and credits of the mining company.

       E. The mining company shall prepare, sign and deliver to the Company any and all documents and other instruments necessary or appropriate to vest in the Company an ownership interest in the mining company equal to forty percent (40%). As a result


             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 5 INVESTMENT IN THE REPUBLIC OF PHILIPPINES - OPTION AGREEMENT - NEGOR RR CEMENT PROJECT (CONTINUED)

              of such ownership interest, the Company shall be entitled to have allocated to it forty percent (40%) of the net profits, losses and credits of the mining company.

       F. The mining company shall prepare, sign and deliver to one or more third party investors any and all documents and other instruments necessary or appropriate to vest collectively in those third party investors an ownership interest in the mining company equal to twenty percent (20%). As a result of such ownership interest, those third party investors shall be entitled to have allocated to it twenty percent (20%) of the net profits, losses and credits of the mining company.

       G. Payment obligations $50,000 at date of signing of the agreement $50,000 no later than September 30, 1998 (Both payments were made)

              At such time as all feasibility studies and similar studies and reports are completed which are necessary or appropriate for the construction and operation of the manufacturing facilities and which will be required prior to the receipt of the funds required to finance construction of the manufacturing facilities, which funds may be contributions to capital and proceeds from one or more borrowing transactions, or either of them, the manufacturing company shall pay to Negor One Million United States Dollars ($1,000,000.00). In connection with any and all such borrowing transactions, the acquired claims may be utilized as collateral or otherwise be pledged to enhance the credit of the borrower.

NOTE 6 LOAN RECEIVABLE

       The Company loaned $80,000 to Central Palawan Mining & Industrial Corp., Palawan Star Mining Ventures Inc. and Pyramid Hill Mining & Industrial Corp. on September 6, 1995. This loan bears interest at 7% per annum from date of signing until repaid in full.

NOTE 7 PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of respective assets, are expensed. At the time property and equipment are



             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 7 PROPERTY AND EQUIPMENT (CONTINUED)

       retired or otherwise disposed of, the assets and related depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

       The  Company   depreciates  its  property  and  equipment  for  financial reporting purposes using the accelerated methods based upon an estimated useful life of five years.

       The components of the property and equipment are as follows:

                  Office equipment                         $      6,189
                  Computers                                       5,360
                                                           ------------

                      Total cost                                 11,549

                  Less accumulated depreciation                   6,356
                                                           ------------

                      Total property and equipment         $      5,193
                                                           ============

       Depreciation expense for the nine months ended September 30, 1999 amounted to $1,206.

NOTE 8 DEFERRED TAX ASSETS

       Deferred tax assets arise from the net operating loss carryforwards.

                  Total deferred tax asset                 $    205,000
                  Less valuation allowance                      205,000
                                                           ------------

                       Net deferred tax asset              $          0
                                                           ============

NOTE 9 NET OPERATING LOSS CARRYFORWARD

       The Company has the following net operating loss carryforwards:

                  Tax Year               Amount         Expiration date
              -----------------         --------        ---------------

              December 31, 1984         $  5,296        December 31, 1999
              December 31, 1985           28,128        December 31, 2000
              December 31, 1987            3,600        December 31, 2001
              December 31, 1998          370,360        December 31, 2018
                                        --------
                                        $407,384
                                        ========



             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 10 SHORT TERM NOTES PAYABLE

        The Company has two short term loans as follows:

                A.      Unsecured,  12% note  dated  June 3,  1998 for  $150,000
                        Canadian  dollars.  There is no due date on the note.               $ 101,351

                B.      Unsecured, no interest note dated September 28, 1998 for
                        $50,000  Canadian  dollars.  There is no due date on the
                        note.                                                                  33,784
                                                                                            ---------
                                                                                            $ 135,135
                                                                                            =========

NOTE 11 STOCK OPTIONS

        A. The Company has stock options outstanding at September 30, 1999 as follows:

                                                       Number of        Exercise       Expiration
                   Name of Optionee                    Shares           Price           Date
                 ---------------------                 ---------       ---------     ------------
                 Milton M. Schlesinger                   200,000        US $3.00     July 4, 2004
                 Steven Sobolewski                       250,000        US $3.00     July 4, 2004
                 H. John Wilson                          495,963        US $3.00     July 4, 2004
                 A. Leonard Taylor                       495,963        US $3.00     July 4, 2004
                 Laurie G. Maranda                       300,000        US $3.00     July 4, 2004
                 R. George Muscroft                      300,000        US $3.00     July 4, 2004
                 Willi Magill                            200,000        US $3.00     July 4, 2004
                 Detty Sangalang                         200,000        US $3.00     July 4, 2004
                 Rene E. Cristobal                       200,000        US $3.00     July 4, 2004
                 Carlos Fernandez                        200,000        US $3.00     July 4, 2004
                 Robert Shoofey                          180,000        US $3.00     July 4, 2004
                 Daniel Maarsman                         195,000        US $3.00     July 4, 2004
                 Edward Cardozo                          200,000        US $3.00     July 4, 2004
                 Friedhelm Menzel                        200,000        US $3.00    July 31, 2004
                 William Anderson                        200,000        US $3.00    July 31, 2004

                                                       3,816,926
                                                       =========


             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 11 STOCK OPTIONS (CONTINUED)

        At September 30, 1999 the Company had a stock-based compensation plan under which options were granted to employees and outside directors. The Company measures the compensation cost for these plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25 (Accounting for Stock Issued to Employees). Given the terms of the Company's plans, no compensation cost has been recognized for its stock option plan.

        The Company's reported net income and earnings per share would have been reduced had compensation cost for the Company's stock-based compensation plan been determined using the fair value method of accounting as set forth in SFAS No. 123 (Accounting for Stock-Based Compensation). For purposes of estimating the fair value disclosures below, the fair value of each stock option has been estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%; expected volatility of 30%; risk-free interest rate 5.8%; and expected lives of five years.

        Had compensation costs for the Company's plan been determined based on the fair value at the grant date consistent with the method of FASB Statement 123, the Company's net income and earnings per share would have been as indicated below:

                                                             As Reported            Pro Forma
                                                             -----------            ---------
                Net (loss)                                   $  ( 398,503)      $   ( 398,503)

                Primary (loss) per share                     $     ( 0.02)      $      ( 0.02)

        A summary of the all options is as follows:

                Balance at January 1, 1999                      3,450,000
                Options issued                                    700,000
                Options exercised                                ( 33,074)
                Options canceled                                  300,000)
                                                             ------------

                Balance at September 30, 1999                   3,816,926
                                                             ============


             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 11 STOCK OPTIONS (CONTINUED)

        Information regarding employee stock options outstanding as of September 30, 1999 is as follows:

                                        Options Outstanding
                          --------------------------------------------------

                                                               Weighted
                                           Weighted            Average
                                            Average            Remaining
           Price                           Exercise           Contractual
           Range           Shares           Price                Life
        -----------       ---------       ----------       -----------------

        $      3.00       3,816,926       $     3.00        4 years, 9months


                             Options Exercisable
                          -------------------------

                                           Weighted
                                            Average
           Price                           Exercise
           Range           Shares            Price
        -----------       ---------       ---------

        $      3.00               0          N/A

NOTE 12 STOCK WARRANTS

        The following warrants are outstanding and applicable to investment in projects in Palawan, Philippine.

        B.      Warrants outstanding as of September 30, 1999.

                45,750 Shares at a price of Canadian $5.50 per share if exercised on or before December 5, 2000

                25,250 Shares at a price of Canadian $5.50 per share if exercised on or before February 25, 2001

                28,901 Shares at a price of Canadian $5.50 per share if exercised on or before May 29, 2001

                25,000 Shares at a price of Canadian $5.50 per share if exercised on or before June 2, 2001

                27,000 Shares at a price of Canadian $5.50 per share if exercised on or before June 6, 2001

                 2,128 Shares at a price of United States $4.00 per share if exercised on or before October 29, 2000

                   670 Shares at a price of United States $4.00 per share if exercised on orbefore October 29, 2000

                65,000 Shares at a price of United States $4.00 per share if exercised on or before June 10, 2001
                ------

               219,699
               =======



             See Accompanying Notes and Accountants' Review Report.

                          FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 13 CONSULTING AGREEMENT WITH RELATED PARTIES

        The Company assumed a consulting agreement with a former director of Fenway Resources Ltd. which requires quarterly payments of $5,000 (Canadian dollars).

NOTE 14 INTEREST EXPENSE

        The Company incurred $9,329 of interest expense for the nine months ended September 30, 1999.

NOTE 15 OPERATING LEASES

        The Company is leasing office facilities in Vancouver, British Columbia, Canada and Manila, Philippines as follows:

        Vancouver
             5 year lease expiring February 28, 2001
             Monthly rental of $308 plus occupancy costs
        Manila
             5 year lease expiring April 30, 2002
             Monthly rental of $1,754 plus occupancy costs

        Future minimum lease payments are as follows:

                      September 30, 2000            $     24,744
                      September 30, 2001                  24,744
                      September 30, 2002                  13,962
                                                    ------------
                                                    $     63,450
                                                    ============

        Rent expense for the nine months ended September 30, 1999 was $25,620.

NOTE 16 INVESTMENT BANKER AGREEMENT

       The corporation signed a non financial agency agreement for the future capitalization of the Company. The banker shall be entitled to receive a fee equal to a cumulative percentage of the funds raised on behalf of the corporation, plus stock warrants as authorized below, which shall be payable upon funding.

       The warrants will have a term of two years from the date of closing the transaction and are exercisable at the specified price for the first year and at one hundred and ten percent (110%) of the specified price for the second year. The warrants shall have ultimate piggy back registration rights and one time demand registration rights. The fee and the warrants are cumulative and will be calculated as follows:



             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 16 INVESTMENT BANKER AGREEMENT (CONTINUED)


                       Funds Raised           Fee              Warrants
                     ----------------      ---------         -------------

                       0 - 10,000,000          7.0 %            200,000
                      10 - 20,000,000          2.0              150,000
                      20 - 40,000,000          1.5              100,000
                      40 - 80,000,000          1.2               75,000
                     80 - 100,000,000         0.95               50,000

        The price for the warrants will be the price per share as specified by the price per share in the transaction between the Corporation and the Funder.

NOTE 17 EMPLOYMENT CONTRACTS

        The Company assumed employment contracts from Fenway Resources Ltd. The details of the contracts are as follows:

                                                        Annual               Expiration
              Title                Date                 Salary                  Date              Renewable
        ----------------     -----------------      ---------------       ---------------      --------------
        President and
        Chief Executive
        Officer              September 1, 1995      $ 400,000 (CND)       August 31, 2000      5 year periods

        Secretary and
        Chief Financial
        Officer              September 1, 1995      $ 300,000 (CND)       August 31, 2000
                                                                                               5 year periods

        Project Manager      February 1, 1996       $ 200,000 (CND)       August 31, 2000      5 year periods

        Project Manager      February 1, 1996       $ 200,000 (CND)       August 31, 2000      5 year periods

        Each of the officers have only received between $2,600 - $3,250 (CND) per month and have agreed to forgive all other compensation payable to them until the Board of Directors deem it appropriate to pay the officers.

NOTE 18 SUBSEQUENT EVENT


        Private Placement

        In November 1999, the Company received $96,000 from a private placement of 32,000 units of common stock at $3.00 per share. Each unit is comprised of one common share of stock


             See Accompanying Notes and Accountants' Review Report.

                           FENWAY INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999

NOTE 18 SUBSEQUENT EVENT (CONTINUED)


        plus one warrant entitling the purchaser to purchase one additional share of common stock at a price of United States $4.00 per share if exercised by November 8, 2001.

        Financial Consulting Agreement

        On November 4, 1999, the Company entered into a financial consulting agreement for the period from October 7, 1999 until April 30, 2000. The Company is obligated to pay a monthly retainer of $10,000 from November 1, 1999 through April 1, 2000.






             See Accompanying Notes and Accountants' Review Report.

                            FENWAY INTERNATIONAL INC.
                         KNOWN AS NEVADA-UTAH GOLD, INC.
                                IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 and 1996

                                TABLE OF CONTENTS

                                                                   Page No.
                                                                   --------

INDEPENDENT AUDITORS' REPORT .....................................   F-27

FINANCIAL STATEMENTS

       Balance Sheets ............................................   F-28

       Statements of Operations ..................................   F-29

       Statement of Changes in Stockholders' Equity ..............   F-30 - F-31

       Statements of Cash Flows ..................................   F-32 - F-34

       Notes to Financial Statements .............................   F-35 - F-49

[LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Fenway International Inc.
(Known as Nevada-Utah Gold, Inc. in 1997 and 1996)
Newport Beach, California

We have audited the accompanying balance sheet of Fenway International Inc. (a Nevada Corporation) as of December 31, 1998, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

The comparative financial statements of Nevada-Utah Gold, Inc. as of December 31, 1997 and 1996 and for the period from May 7, 1984 (date of incorporation) to December 31, 1997, were audited by other auditors whose report dated April 8, 1998, expressed an unqualified opinion on those statements. In addition, the auditors stated that in their opinion, the company had been in the development stage since its inception and had suffered recurring losses from operations, which raised substantial doubts about its ability to continue as a going concern. The financial statements as of December 31, 1997 and 1996 and for the period from May 7, 1984 to December 31, 1997 did not include any adjustments that might result from the outcome of this uncertainty.

The information contained in footnotes 4, 5, 7, and 14 were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the details of these footnotes is based solely on the reports of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects the financial position of Fenway International Inc. as of December 31, 1998 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The Company is developing mining properties in the Republic of the Philippines. In is imperative that additional capital is received in order to develop the projects.


/s/ Moffitt & Company, P.C.
Moffitt & Company, P.C.
Scottsdale, Arizona

February 23, 1999

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                        DECEMBER 31, 1998, 1997 and 1996


                                     ASSETS

                                                                                   December 31,
                                                                    -----------------------------------------
                                                                        1998           1997           1996
                                                                    -----------    -----------    -----------
Cash                                                                $    11,583    $         0    $         0
Accounts receivable                                                      12,234              0              0
Advance royalty payments (Note 5)                                       160,813              0              0
Prepaid expenses                                                          3,633              0              0
Investment in Palcan Mining and Cement Corporations (Note 4)             23,558              0              0
Investments in projects in The Republic of the Philippines
   (Notes 4, 5 and 6)                                                 2,685,687              0              0
Loan receivable (Note 7)                                                 85,211              0              0
Property and equipment (Note 8)                                           6,399              0              0
Deferred tax assets (Notes 1 and 9)                                           0              0              0
                                                                    -----------    -----------    -----------

            TOTAL ASSETS                                            $ 2,989,118    $         0    $         0
                                                                    ===========    ===========    ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
       Accounts payable
          Trade                                                     $    73,850    $         0    $         0
         Related parties                                                 48,789              0              0
       Accrued liabilities                                                6,715              0              0
       Short term notes payable (Note 11)                               127,808              0              0
       Advances on stock subscriptions (Note 12)                         23,900              0              0
                                                                    -----------    -----------    -----------

             TOTAL LIABILITIES                                          281,062              0              0
                                                                    -----------    -----------    -----------

STOCKHOLDERS'  EQUITY  (NOTES 1, 12 , 13,  14 and 15)
       Common  stock,  par value $0.001 per share
            Authorized 100,000,000 shares
            Issued and outstanding
               1998 - 19,360,955 shares                                  19,361
               1997 and 1996 - 714,090 shares                                              714            714
       Paid in capital in excess of par value of stock                3,096,079         36,310         32,710
       Deficit accumulated during development stage                    (407,384)       (37,024)       (33,424)
                                                                    -----------    -----------    -----------

            TOTAL STOCKHOLDERS' EQUITY                                2,708,056              0              0
                                                                    -----------    -----------    -----------

            TOTAL LIABILITIES AND STOCKHOLDERS'
              EQUITY                                                $ 2,989,118    $         0    $         0
                                                                    ===========    ===========    ===========


            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
            FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
             FOR THE PERIOD FROM MAY 7, 1984 (DATE OF INCEPTION) TO
                                DECEMBER 31, 1998


                                                                                      May 7, 1984
                                                                                        (Date of
                                              Years ended December 31,                 Inception)
                                   ---------------------------------------------       to December
                                       1998             1997             1996           31, 1998
                                   -----------      -----------      -----------      -----------
REVENUE                            $         0      $         0      $         0      $         0

DEVELOPMENT COSTS                     (370,360)           1,300            3,600          407,384
                                   -----------      -----------      -----------      -----------

NET (LOSS)                         $  (370,360)     $    (1,300)     $    (3,600)     $  (407,384)
                                   ===========      ===========      ===========      ===========

NET LOSS PER COMMON SHARE
   (NOTE 1)

       Basic                       $     0.038      $     0.002      $     0.005           --

       Diluted                     $     0.038            0.002            0.005           --

AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING

       Basic                         9,679,246          714,090          714,090           --

       Diluted                       9,679,246          714,090          714,090           --


            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
             FOR THE PERIOD FROM MAY 7, 1984 (DATE OF INCEPTION) TO
                                DECEMBER 31, 1998


                                                                                Paid In       Accumulated
                                                                               Capital in       Deficit
                                                      Common stock             Excess of      During the
                                                 -----------------------       Par Value      Development
                                                  Shares         Amount         of Stock         Stage
                                                 --------       --------      -----------     -----------

BALANCE, MAY 7, 1984
   (DATE OF INCEPTION)                                  0       $      0       $      0       $      0

      Issuance of common stock for
         mineral lease (unknown value)
         and expenses at $.005 -
         May 7, 1984                              600,000            600          2,400              0
      Issuance of common stock for
         cash at $.267 - May 7, 1984                8,610              9          2,287              0
      Net loss for the period ended
         December 31, 1984                              0              0              0         (5,296)
      Issuance of common stock for
         services at $.267 -
         February 3, 1985                           9,000              9          2,391              0
      Issuance of common stock for
         cash at $.267 - February 3, 1985          96,480             96         25,632              0
      Net loss for the year ended
         December 31, 1985                              0              0              0        (28,128)
                                                 --------       --------       --------        --------

BALANCE, DECEMBER 31, 1985                        714,090            714         32,710        (33,424)
                                                 --------       --------       --------        --------

BALANCE, DECEMBER 31, 1996                        714,090            714         32,710        (33,424)

      Contribution to capital -
         expenses - 1997                                0              0          3,600              0
      Net loss for the year ended
         December 31, 1997                              0              0              0         (3,600)
                                                 --------       --------       --------        --------

BALANCE, DECEMBER 31, 1997                        714,090       $    714       $ 36,310        $(37,024)


            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY( CONTINUED)
             FOR THE PERIOD FROM MAY 7, 1984 (DATE OF INCEPTION) TO
                                DECEMBER 31, 1998


                                                                              Paid In       Accumulated
                                                                             Capital in       Deficit
                                                   Common stock              Excess of      During the
                                            --------------------------       Par Value      Development
                                              Shares          Amount          of Stock         Stage
                                            ----------      ----------       ----------     -----------

        Contribution to capital -
           expenses - 1998                           0      $        0      $    1,300      $        0
        Issuance of common stock
           for cash
           $.01 - May 29, 1998               2,000,000           2,000          18,000               0
           $.01 - June 9, 1998               9,000,000           9,000          81,000               0
        Issuance of common stock for
           net assets of Fenway
           Resources Ltd - $.387 -
           August 31, 1998                   7,644,067           7,644       2,950,988               0
        Issuance of common stock
           for cash
           $3.00 - October 29, 1998              2,128               2           6,450               0
           $3.00 - October 29, 1998                670               1           2,031               0
        Net loss for the year
           ended December 31, 1998                   0               0               0        (370,360)
                                            ----------      ----------      ----------      ----------

BALANCE, DECEMBER 31, 1998                  19,360,955      $   19,361      $3,096,079      $ ( 407,384)
                                            ==========      ==========      ==========      ===========


            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
             FOR THE YEAR ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
             FOR THE PERIOD FROM MAY 7, 1984 (DATE OF INCEPTION) TO
                                DECEMBER 31, 1998


                                                                                                                        May 4, 1984
                                                                                                                         (Date of
                                                                 Years Ended December 31,            Year Ended         Inception)
                                                                -------------------------           December 31,     to December 31,
                                                                   1998           1997                  1996               1998
                                                                ---------       ---------          --------------     -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
       Net (loss)                                               $(370,360)      $  (3,600)        $       0              $(407,384)
       Adjustments to reconcile net (loss)
          to net cash (used) by operating activities
             Depreciation                                             587               0                 0                    587
             Contributions to capital and stock issued for
                expenses and services                                   0           3,600                 0                  9,000
       Increases (decreases) in:
          Cash-held in lawyer's trust account                     118,578               0                 0                118,578
          Interest receivable                                      (1,867)              0                 0                 (1,867)
          Accounts receivable and prepaid expenses                  2,444               0                 0                  2,444
          Accounts payable                                         63,985               0                 0                 63,985
          Accrued liabilities                                       6,715               0                 0                  6,715
                                                                ---------       ---------         ---------              ---------

          NET CASH (USED) BY OPERATING
             ACTIVITIES                                          (179,918)              0                 0               (207,942)
                                                                ---------       ---------         ---------              ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Investment in Palcan Mining and Cement Corporations        (23,558)              0                 0                (23,558)
                                                                ---------       ---------         ---------              ---------

          NET CASH (USED) BY INVESTING
             ACTIVITIES                                           (23,558)              0                 0                (23,558)
                                                                ---------       ---------         ---------              ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from issuance of common stock                     158,901               0                 0                186,925
       Proceeds from issuance of short term notes                  32,258               0                 0                 32,258
       Advances on stock subscriptions                             23,900               0                 0                 23,900
                                                                ---------       ---------         ---------              ---------

          NET CASH PROVIDED BY FINANCING
             ACTIVITIES                                           215,059               0                 0                243,083
                                                                ---------       ---------         ---------              ---------

NET INCREASE IN CASH                                               11,583               0                 0                 11,583

CASH AT BEGINNING OF PERIOD                                             0               0                 0                      0
                                                                ---------       ---------         ---------              ---------

CASH AT END OF PERIOD                                           $  11,583       $       0         $       0              $  11,583
                                                                =========       =========         =========              =========


            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF CASH FLOWS (CONTINUED)
            FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND
             FOR THE PERIOD FROM MAY 7, 1984 (DATE OF INCEPTION) TO
                                DECEMBER 31, 1998


                                                                                                                        May 4, 1984
                                                                                                                         (Date of
                                                                            Years Ended December 31,    Year Ended       Inception)
                                                                            ------------------------    December 31, to December 31,
                                                                               1998         1997           1996            1998
                                                                            ----------   -----------   -------------  --------------
SCHEDULE OF NON CASH INVESTING AND
   FINANCING ACTIVITIES

       Issuance of 400,000  shares of common  stock for mineral  lease
         (unknown value) and expenses - 1984

       Issuance of 9,000 shares of common stock for                                                                      $     3,000
          services - 1985                                                                                                -----------

       Contribution to capital - expenses - 1997                                         $    3,600                      $     2,400
                                                                                         ----------                      -----------

       Contribution to capital - expenses - 1998                            $    1,300                                   $     3,600
                                                                            ----------                                   -----------

       Issuance of 7,644,067 shares of stock - August 31, 1998              $2,918,215                                   $     1,300
                                                                            ----------                                   -----------

SUPPLEMENTAL DISCLOSURE OF                                                                                               $ 2,918,215
   CASH FLOW INFORMATION                                                                                                 -----------

       Interest paid                                                        $        0   $        0       $         0    $         0
                                                                            ==========   ==========       ===========    ===========

       Taxes paid                                                           $        0   $        0       $         0    $         0
                                                                            ==========   ==========       ===========    ===========

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

          Organization and Nature of Business

          The Company was incorporated under the laws of the State of Nevada on May 7, 1984 for the primary purpose of developing mineral properties. During 1985, the Company abandoned its remaining assets and settled its liabilities and was inactive until 1998. In 1998, the Company became active again by acquiring mineral properties in the Republic of the Philippines. (See notes 4, 5 and 6).

          Name Change

          On September 2, 1998, the Company changed its name from Nevada-Utah Gold, Inc. to Fenway International Inc.

          Authorized Common Stock

          On May 7, 1984, the Company was incorporated with authorized common stock of 25,000 shares with a par value of $1.00. On July 10, 1997, the authorized common stock was increased to 100,000,000 shares with a change in par value to $0.001.

          On July 26, 1997, the Company completed a forward stock split of its outstanding common stock of one share for thirty shares. The financial statements have been prepared showing after stock split shares with a par value of $0.001 from its inception.

          Accounting Estimates

          Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

          Cash Equivalents

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

          Income Taxes

          Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

          Compensated Absences

          Employees of the corporation are entitled to paid vacations, sick days and other time off depending on job classification, length of service and other factors. It is impractical to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The corporation's policy is to recognize the costs of compensated absences when paid to employees.

          Net Loss Per Share

          Net loss per common share is computed by dividing net loss by the weighted average number of shares outstanding during the period.

          Disclosure About Fair Value of Financial Instruments

          The company has financial instruments, none of which are held for trading purposes. The company estimates that the fair value of all financial instruments at December 31, 1998 as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the company using available market information and appropriate valuation methodologies. Considerable judgement is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the company could realize in a current market exchange.

NOTE 2    DEVELOPMENT STAGE OPERATIONS

          As of December 31, 1998, the Company was in the development stage of operations. According to the Financial Accounting Standards Board of the Financial Accounting Foundation, a development stage Company is defined as a company that devotes most of its activities to establishing a new business activity. In addition, planned principle activities

            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 2    DEVELOPMENT STAGE OPERATIONS (CONTINUED)

          have not commenced, or have commenced and have not yet produced significant revenue.

          FAS-7 requires that all development costs be expensed during the development period. The Company expensed $370,360 of development costs for the year ended December 31, 1998 and $407,384 from May 7, 1984 (date of inception) to December 31, 1998.

NOTE 3    PURCHASE OF NET ASSETS OF FENWAY RESOURCES LTD.

          On August 31, 1998, the Company purchased the business which includes all of the assets, less liabilities of Fenway Resources Ltd. The Company is accounting for this acquisition under the purchase method of accounting.

          Business combinations accounted for by the purchase method are recorded at cost. Cost is determined as the fair value of the net assets acquired or as the fair value of the consideration given, whichever is more objectively determinable.

          In accordance with generally accepted accounting principles, management allocated the cost of the shares issued based upon the fair market value of the assets acquired. The fair market value of the assets was determined by obtaining an independent appraisal of the assets.

          Fenway International Inc. issued 7,644,067 shares of its common stock for the net assets acquired and valued the stock at $2,958,632.

          The following is a summary of the net assets purchased and the common stock issued:

                                                     United
                                                     States           Canadian
                                                     Dollars          Dollars
                                                   -----------      -----------

Cash                                               $    40,417      $    63,449
Cash-held in lawyer's trust account                    118,578          186,151
Accounts receivable                                      5,097            8,001
Advance royalty payments                               160,813          252,453
Prepaid expenses                                        11,914           18,704
Investments in projects in Palawan,
   Philippines                                       2,685,687        4,216,149
Loan receivable                                         83,344          130,838
Property and equipment                                   6,986           10,967
Accounts payable                                       (58,654)         (92,078)
Short term loan                                        (95,550)        (150,000)
                                                   -----------      -----------

Cost of acquired net assets purchased              $ 2,958,632      $ 4,644,634
                                                   ===========      ===========

            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 3    PURCHASE OF NET ASSETS OF FENWAY RESOURCES LTD. (CONTINUED)

          In  addition  to the net assets  acquired,  the  Company  assumed  the
          following   obligations   which  are  detailed  in  the   accompanying
          footnotes:

                    Assumed Obligations                    Footnote Number
                    -------------------                    ---------------

              Consulting agreements                              16
              Incentive stock options and
                 warrants                                        14
              Stock options and warrants to
                 Consortium members                               5
              All liabilities of the company
                 whether known or unknown,
                 contingent or absolute                           2

NOTE 4    INVESTMENT IN PALCAN MINING AND CEMENT CORPORATIONS

          Palcan Mining Corporation

          A.   Incorporation

               Palcan Mining Corporation was incorporated in the Republic of the Philippines on August 13, 1998 under Republic of the Philippines Sec Reg No. A199811014. The term for which the corporation is to exist is fifty years from and after the date of issuance of the certificate of incorporation.

          B.   Incorporators and directors

               Names and nationalities of the incorporators and directors are as follows:

                           Name                              Nationality
                           ----                              -----------

                  Rene E. Cristobal                           Filipino
                  Carlos A. Fernandez                         Filipino
                  Dativa C. Dimaano-Sangalang                 Filipino
                  Arthur Leonard Taylor                       Canadian
                  Herbert John Wilson                         Canadian


            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 4    INVESTMENT IN PALCAN MINING AND CEMENT CORPORATIONS (CONTINUED)

          C.   Authorized capital

               The authorized capital stock of the corporation is one million pesos in lawful money of the Republic of the Philippines, divided into one thousand shares with the par value of one thousand pesos per share.

          D.   Subscribers and issued capital

               25% of the authorized capital stock has been subscribed and at least 25% of the total subscription has been paid as follows:

                                   Number of
                                     Shares           Amount           Amount
                  Name             Subscribed       Subscribed          Paid
              ------------        ------------     -------------    ------------

          Rene E. Cristobal                200     p     200,000    p     50,000
          Carlos A. Fernandez              150           150,000          37,500
          Dativa C. Dimaano-
             Sangalang                     250           250,000          62,500
          Arthur Leonard Taylor              1             1,000           1,000
          Herbert John Wilson                1             1,000           1,000
          Fenway Resources Ltd.            398           398,000         398,000
                                  ------------     -------------    ------------
                                         1,000     p   1,000,000    p    550,000
                                  ============     =============    ============

          E. The primary purpose of this corporation is to hold the mineral claims of Central Palawan Mining and Ind. Corp. ("CPMIC"),
               Palawan Star Mining Ventures, Inc. ("PSMVI") and Pyramid Hill Mining & Ind. Corp. ("PHMIC"), their respective MPSA's, ECC's and quarry shale and limestone and any other commercial minerals found on the property and to buy, sell, on whole basis only, exchange or otherwise produce and deal in all kinds of minerals and in their products and by-products of every kind and description and by whatsoever process; to purchase, lease, option, locate or otherwise acquire, own, exchange, sell, assign or contract out the property and the operation of the property, or otherwise dispose of, pledge, mortgage, deed in trust, hypothecate and deal in mining claims, land related to production from the mining claims, timber lands, water, and water rights and other property, both real and personal.



            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 4    INVESTMENT IN PALCAN MINING AND CEMENT CORPORATIONS (CONTINUED)

          Palcan Cement Corporation

          A. Palcan Cement Corporation was incorporated in the Republic of the Philippines on August 12, 1998 under Philippines Sec Reg No. A199811013. The Company has a fiscal year end of December 31.

          B.   Incorporators and directors

               Names and nationalities of the incorporators and directors are as follows:

                          Name                              Nationality
                  ---------------------------               -----------
                  Rene E. Cristobal                          Filipino
                  Carlos A. Fernandez                        Filipino
                  Dativa C. Dimaano-Sangalang                Filipino
                  Arthur Leonard Taylor                      Canadian
                  Herbert John Wilson                        Canadian

          C.   Authorized capital

               The authorized capital stock of the corporation is five million pesos in lawful money of the Republic of the Philippines, divided into five thousand shares with the par value of one thousand pesos per share.

          D.   Subscribers and issued capital

               The subscribers to the capital stock and the amounts paid-in to their subscriptions are as follows

                                          Number of
                                            Shares              Amount             Amount
                   Name                   Subscribed          Subscribed            Paid
          ---------------------         --------------      --------------     --------------
          Rene E. Cristobal                        170      p     170,000      p     42,500
          Carlos A. Fernandez                      150            150,000            37,500
          Dativa C. Dimaano-
             Sangalang                             180            180,000            45,000
          Laurie G. Maranda                          1              1,000             1,000
          Robert George Muscroft                     1              1,000             1,000
          Arthur Leonard Taylor                      1              1,000             1,000
          Herbert John Wilson                        1              1,000             1,000
          Fenway Resources Ltd.                  4,496          4,496,000         4,496,000
                                        --------------      -------------      ------------
                                                 5,000      p   5,000,000      p  4,625,000
                                        ==============      =============      ============

            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 4    INVESTMENT IN PALCAN MINING AND CEMENT CORPORATIONS (CONTINUED)

          E.   Foreign Investments Act of 1991

               The Company has applied to do business under the Foreign Investments Act of 1991, as amended by RA8179, with 90% foreign equity, with the intention to operate an export enterprise with the primary purpose of cement manufacturing.

NOTE 5    INVESTMENT IN THE REPUBLIC OF PHILIPPINES - CONSORTIUM AGREEMENT

          Consortium Agreement

          By letter amendment agreement dated April 30, 1997, all prior agreements between Fenway and Central Palawan Mining and Industrial Corporation ("CPMIC"), Palawan Star Mining Ventures Inc. ("Palawan Star") and Pyramid Hill Mining and Industrial Corp. ("Pyramid Hill"), were amended in accordance with the terms and amendments below:

          A.   Reference and Interpretation

               CPMIC, Palawan Star and Pyramid Hill shall be collectively referred to as the "Consortium".

          B.   Joint Venture Mining Company ("JVMC")

               I.   A Joint Venture Mining Company shall be established.

               II. Neither the Consortium nor each member of the Consortium shall have any equity interest in the JVMC and each member assigns and waives all right to own and subscribe to the shares of the JVMC.

               III. 10%  of net  profits  of  the  JVMC  shall  be  paid  to the
                    Consortium as consideration for the transfer of their respective interests in each of the properties, including the mining claims, the MPSA and the ECC.

               IV. Royalty payments applicable to raw material quarried or mined from property belonging individually to CPMIC, Palawan Star and Pyramid Hill will be waived and surrendered by each member of the Consortium in favor of the Consortium.


            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 5 INVESTMENT IN THE REPUBLIC OF PHILIPPINES - CONSORTIUM AGREEMENT (CONTINUED)

               V. The properties, consisting of mining claims, the MPSA, and the ECC and all rights, title and interest thereto shall be transferred by each member of the Consortium to the JVMC.

          C.   Advances in Relation to the Joint Venture Mining Company

               I. In consideration of the amendments in the letter amendment agreement, Fenway shall, upon signing, pay the Consortium US$100,000 as an advance maintenance payment which shall be deducted from the royalties payable to the Consortium.

               II. JVMC is to advance US$100,000 to each member of the Consortium per year payable prorata in quarterly payments as advance royalty payments to be deducted from the royalties of $0.35 per ton of raw material used in the manufacture of cement from the properties. Advance royalty payments shall cease upon commencement of commercial production of any one of the properties of the Consortium.

          D.   Joint Venture Cement Manufacturing Company ("JVCC")

               A joint venture cement  manufacturing  company will be formed for
               the   development   of  the  Palawan   Cement   Project  for  the
               manufacturing of cement and related cement products.

          E.   Interest in Net Profit of JVCC

               10% interest in the net profit of the JVCC are to go to the Consortium out of the interest of Fenway in the JVCC.

          F.   Conditions Precedent to this Agreement

               Receipt of an Environmental Compliance Certificate ("ECC") and a Mineral Production Sharing Agreement ("MPSA") shall be conditions precedent to the establishment of JVMC and JVCC, and accordingly the production funding deadline of June 30, 1997 will be extended and the right to purchase 10% of Fenway's interest is waived.


            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 5 INVESTMENT IN THE REPUBLIC OF PHILIPPINES - CONSORTIUM AGREEMENT (CONTINUED)

          G.   Share Options and Warrants

               I. The Consortium members will have options to purchase Fenway shares, subject to regulatory approvals, as follows:

                              CPMIC                    PALAWAN STAR             PYRAMID HILL
                    ----------------------------       ------------             ------------
                    Nine hundred Thousand Shares       1 million shares         4 million shares
                    @ CAN $2.00/sh                     @ CAN  $4.00/sh@         CAN $2.00/sh
                    With 1:1 warrant                   1 million shares
                    @ CAN $3.00/sh                     @ CAN  $5.00/sh
                    exercisable at any time            exercisable at any time

               II. The common conditions governing both Stock Options and Warrants in G(I), above, are as follows.

                    a. The timing of the release of the shares is subject to the release of the senior financing or funding;

                    b.   They  are   exercisable   only  upon   receipt  of  the
                         Production Funds;

                    c. The terms and payment are to be determined in a separate agreement to be entered into between and among Fenway and the individual members of the Consortium.

               III. Subject  to  the   approval  by  the   relevant   Securities
                    Regulatory Authorities, it is expressly understood that the stock options and warrants referred to above may not be exercised by the Consortium until such time as Fenway has received the Acceptable Funding Commitment, provided however, that Fenway may issue at any time all or a portion of the warrants and Consortium may exercise at any time the warrants in the event the issued and outstanding share capital of Fenway is increased in order to facilitate and/or meet the financing requirements to undertake the Palawan Cement Project.


            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 6 INVESTMENT IN THE REPUBLIC OF PHILIPPINES - OPTION AGREEMENT - NEGOR RR CEMENT PROJECT

          On July 16, 1998, the Company entered into an option agreement with Negor RR Cement Corporation, a Philippine corporation, for the purpose of forming and operating a mining and cement manufacturing company.

          The following are the details of the option agreement:

          A. For a period of four (4) years following the date of acceptance by the Company of a commercial feasibility study and report for the Project, which study and report are sufficient to enable the Company to obtain any and all funds necessary or appropriate to finance the development and operation of the Project, that number of shares of the Company's $.001 par value common stock equal to the lesser of (a) two million (2,000,000) such shares, or (b) equal to ten percent (10%) of the then issued and outstanding shares of that common stock, at a purchase price of Five United States Dollars ($5.00) per share.

          B. The Manufacturing Company shall prepare, sign and deliver to Negor any and all documents and other instruments necessary or appropriate to vest in Negor a free, carried ownership interest in the manufacturing Company equal to ten percent (10%). As a result of such ownership interest, Negor shall be entitled to have allocated to it ten percent (10%) of the net profits, losses and credits of the manufacturing company.

          C. The Manufacturing Company shall prepare, sign and deliver, to the Company any and all documents and other instruments necessary or appropriate to vest in the Company an ownership interest in the manufacturing Company equal to ninety percent (90%). As a result of such ownership interest, the Company shall be entitled to have allocated to it ninety percent (90%) of the net profits, losses and credits of the manufacturing company.

          D. The Mining Company shall prepare, sign and deliver to Negor any and all documents and other instruments necessary or appropriate to vest in Negor an ownership interest in the mining Company equal to forty percent (40%). As a result of such ownership interest, Negor shall be entitled to have allocated to it forty percent (40%) of the net profits, losses and credits of the mining company.

          E. The Mining Company shall prepare, sign and deliver to the Company any and all documents and other instruments necessary or appropriate to vest in the Company an ownership interest in the mining company equal to forty percent (40%). As a result

            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 6 INVESTMENT IN THE REPUBLIC OF PHILIPPINES - OPTION AGREEMENT - NEGOR RR CEMENT PROJECT (CONTINUED)

          of such ownership interest, the Company shall be entitled to have allocated to it forty percent (40%) of the net profits, losses and credits of the mining company.

          F. The Mining Company shall prepare, sign and deliver to one or more third party investors any and all documents and other instruments necessary or appropriate to vest collectively in those third party investors an ownership interest in the mining company equal to twenty percent (20%). As a result of such ownership interest, those third party investors shall be entitled to have allocated to it twenty percent (20%) of the net profits, losses and credits of the mining company.

          G. Payment obligations $50,000 at date of signing of the agreement $50,000 no later than September 30, 1998 (Both payments were made)

               At such time as all feasibility studies and similar studies and reports are completed which are necessary or appropriate for the construction and operation of the manufacturing facilities and which will be required prior to the receipt of the funds required to finance construction of the manufacturing facilities, which funds may be contributions to capital and proceeds from one or more borrowing transactions, or either of them, the manufacturing company shall pay to Negor One Million United States Dollars ($1,000,000.00). In connection with any and all such borrowing transactions, the acquired claims may be utilized as collateral or otherwise be pledged to enhance the credit of the borrower.

NOTE 7    LOAN RECEIVABLE

          The Company loaned $80,000 to Central Palawan Mining & Industrial Corp., Palawan Star Mining Ventures Inc. and Pyramid Hill Mining & Industrial Corp. on September 6, 1995. This loan bears interest at 7% per annum from date of signing until repaid in full.

NOTE 8    PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of respective assets, are expensed. At the time property and equipment are


            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 8    PROPERTY AND EQUIPMENT (CONTINUED)

          retired or otherwise disposed of, the assets and related depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

          The Company depreciates its property and equipment for financial reporting purposes using the accelerated methods based upon an estimated useful life of five years.

          The components of the property and equipment are as follows:

                 Office equipment                         $        6,189
                 Computers                                         5,360
                                                          --------------

                     Total cost                                   11,549

                 Less accumulated depreciation                     5,150

                     Total property and equipment         $        6,399
                                                          ==============

NOTE 9    DEFERRED TAX ASSETS

          Deferred tax assets arise from the net operating loss carryforwards

            Total deferred tax asset                      $      102,000
            Less valuation allowance                             102,000
                                                          --------------

                 Net deferred tax asset                   $            0
                                                          ==============

NOTE 10   NET OPERATING LOSS CARRYFORWARD

          The Company has the following net operating loss carryforwards:

                  Tax Year                  Amount            Expiration date
              -----------------         ------------         -----------------

              December 31, 1984         $      5,296         December 31, 1999
              December 31, 1985               28,128         December 31, 2000
              December 31, 1987                3,600         December 31, 2001
              December 31, 1998              370,360         December 31, 2018
                                        ------------
                                        $    407,384
                                        ============

            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 11   SHORT TERM NOTES PAYABLE

          The Company has two short term loans as follows:

             A.  Unsecured, 12% note dated June 3, 1998 for
                 $150,000 Canadian dollars.  There is no due
                 date on the note.                                   $    95,856

             B.  Unsecured, no interest note dated September 28,
                 1998 for $50,000 Canadian dollars.  There is no
                 due date on the note.                                    31,952

                                                                     $   127,808
                                                                      ==========

NOTE 12   ADVANCES ON STOCK SUBSCRIPTIONS

          On September 2, 1998, the Company entered into an agreement to issue 500,000 shares of common stock to G.I. Joe Ltd., a United Kingdom Corporation, for $0.25 per share or $125,000. As of December 31, 1998, the Company received $23,900 on the stock subscription. The balance of the funds were paid on January 15, 1999.

NOTE 13   PRIVATE PLACEMENT OF COMMON STOCK

          On May 27, 1998, the Company sold 9,000,000 shares of its $0.001 par value common stock for $0.01 per share. The shares were issued pursuant to the provisions of Rule 504 of Regulation D promulgated by the Securities and Exchange Commission.

          The net proceeds to the Company were $90,000.


            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 14   STOCK OPTIONS AND WARRANTS OUTSTANDING

          A. The Company has incentive stock options outstanding at December 31, 1998 as follows:

                                            Number of           Exercise             Expiration
                  Name of Optionee           Shares               Price                 Date
               ----------------------    --------------     -----------------     -----------------
               Milton M. Schlesinger         200,000            US $3.00            July 4, 2004
               Steven Sobolewski             250,000            US $3.00            July 4, 2004
               H. John Wilson                500,000            US $3.00            July 4, 2004
               A. Leonard Taylor             500,000            US $3.00            July 4, 2004
               Laurie G. Maranda             300,000            US $3.00            July 4, 2004
               R. George Muscroft            300,000            US $3.00            July 4, 2004
               Willi Magill                  200,000            US $3.00            July 4, 2004
               Detty Sangalang               200,000            US $3.00            July 4, 2004
               Rene E. Cristobal             200,000            US $3.00            July 4, 2004
               Carlos Fernandez              200,000            US $3.00            July 4, 2004
               Robert Shoofey                200,000            US $3.00            July 4, 2004
               Daniel Maarsman               200,000            US $3.00            July 4, 2004
               Edward Cardozo                200,000            US $3.00            July 4, 2004
                                         --------------
                                           3,450,000
                                         ==============

          In addition there are options outstanding applicable to investment in Projects in Palawan, Philippine (see note 5).

          B.   Warrants outstanding as of December 31, 1998

                      45,750    Shares at a price of Canadian $5.50 per share
                                if exercised on or before December 5, 1999
                      25,250    Shares at a price of Canadian $5.50 per share
                                if exercised on or before February 25, 2000
                      28,901    Shares at a price of Canadian $5.50 per share
                                if exercised on or before May 29, 2000
                      25,000    Shares at a price of Canadian $5.50 per share
                                if exercised on or before June 2, 2000
                      27,000    Shares at a price of Canadian $5.50 per share
                                if exercised on or before June 6, 2000
                       2,128 Shares at a price of United States $4.00 per share if exercised on or before October 29, 2000
                         670 Shares at a price of United States $4.00 per share if exercised on or before October 29, 2000
                  ----------
                     154,699
                  ==========


            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 15   ISSUANCE OF 2,000,000 SHARES

          On May 29, 1998, the Company issued 2,000,000 shares of common stock to an officer and director of the Company for a total consideration of $20,000.

NOTE 16   CONSULTING AGREEMENT WITH RELATED PARTIES

          The Company assumed two consulting agreements with former directors of Fenway Resources Ltd as follows:

                R. George Muscroft - $5,000 Canadian dollars payable quarterly Laurie Maranda - $5,000 Canadian dollars payable quarterly

NOTE 17   OPERATING LEASES

          The Company is leasing office facilities in Vancouver, British Columbia, Canada and Manila, Philippines as follows:

          Vancouver
               5 year lease expiring February 28, 2001 Monthly rental of $308 plus occupancy costs
          Manila
               5 year lease expiring April 30, 2002 Monthly rental of $1,754 plus occupancy costs
          Future minimum lease payments are as follows:

                         December 31, 1999              $     24,744
                         December 31, 2000                    24,744
                         December 31, 2001                    23,204
                         December 31, 2002                     7,538
                                                        ------------
                                                        $     80,230
                                                        ============

          Rent expense for the year ended December 31, 1998 was $11,805.

NOTE 18   CONTINGENCIES

          As explained in footnote number 3, the Company purchased all of the assets of Fenway Resources Ltd. Fenway Resources Ltd. also had a number of employment contracts with corporation officers. As of the date of this report, it is not known if the employment contracts with be transferred to and honored by Fenway International Inc.

            See Accompanying Notes and Independent Auditors' Report.

                            FENWAY INTERNATIONAL INC.
                KNOWN AS NEVADA-UTAH GOLD, INC. IN 1997 AND 1996
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996


NOTE 19   SUBSEQUENT EVENTS

          The Company issued the following stock options in 1999:

                                     Number of     Exercise       Expiration
               Name of Optionee       Shares        Price            Date
             -------------------   ------------   ----------     ------------
             Patrick Hinds            100,000      US $4.00    February 18, 2000
             Michael Laidlaw          200,000      US $4.00    February 15, 2000
                                   ------------
                                      300,000
                                   ============

            See Accompanying Notes and Independent Auditors' Report.

Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with the Company's accountants since the formation of the Company required to be disclosed pursuant to Item 304 of Regulation S-B, except for the following:

In August 1998, the Company's former accountants, the firm of Anderson, Anderson & Strong ("Anderson") were dismissed. Anderson's reports on the financial statements for either of the past two (2) years did not contain an adverse opinion or disclaimer of opinion and the reports were not modified as to uncertainty, audit scope or accounting principals. The decision to change accountants was recommended and approved by the Board of Directors and did not result from any disagreement regarding the Company's policies or procedures. There have been no disagreements with the Company's accountants since the formation of the Company. In August 1998, a new accountant, Moffitt & Company, PC was engaged as the principal accountant to audit the Company's financial statements.

                                  LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Stepp & Beauchamp LLP, located in Newport Beach, California.

                                     EXPERTS

The financial statements of the Company for the years ended December 31, 1998, 1997 and 1996 and for the period ended September 30, 1999, appearing in this Prospectus (which is part of a Registration Statement) have been audited by Moffitt & Company, P.C., and are included in reliance upon such reports given upon the authority of Moffitt & Company, P.C. as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Commission pursuant to the 1933 Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement on Form SB-2 and the exhibits and schedules to the Registration Statement on Form SB-2. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement on Form SB-2 and the exhibits and schedules filed as a part of the Registration Statement on Form SB-2. Statements contained in this Prospectus concerning the contents of any contract or any other document referred to are not necessarily complete, and reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement on Form SB-2. Each such statement is qualified in all respects by such reference to such exhibit.

On or about March 8, 1999, the Company filed a Registration Statement on Form 10-SB and four amendments thereto, which cleared comments by the Commission on November 30, 1999. On May 7, 1999, the Company became a reporting company with the Commission, and has filed quarterly reports with the Commission, which include unaudited financial statements. The public may read and copy any materials filed with the Commission, including our Registration Statement on Form SB-2 and the Registration Statement on Form 10-SB, and all exhibits and schedules thereto, at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the Securities and Exchange Commission. The public may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The
Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov. We currently maintain our own Internet address at www.fenwayintl.com.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Article Tenth of the Company's Articles of Incorporation provides that no director, officer or agent of the Company, including the Company's counsel, shall be personally liable to the Company or any of its stockholders for monetary damages for any breach or alleged breach of fiduciary or professional duty by such person acting in such capacity. It shall be presumed that in accepting the position as an officer, director, agent or counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of Nevada Revised Statutes Section 78.300.

We will enter into indemnification agreements with each of our executive officers pursuant to which we agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been an officer or director or employee of the Company. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in the best interests of the Company and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.


IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

Item 25.  Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the Shares, except any selling commissions or discounts allocable to sales of the Shares, fees and disbursements of counsel and other representatives of the Selling Security Holders, and any stock transfer taxes payable by reason of any such sale. The estimated expenses of issuance and distribution are set forth below.

Registration Fees                       Approximately       $ 5,880.58
Transfer Agent Fees                     Approximately       $ 2,500.00
Costs of Printing and Engraving         Approximately       $   300.00
Legal Fees                              Approximately       $15,000.00
Accounting Fees                         Approximately       $ 7,500.00

Item  26.  Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On or about May 27, 1998, we sold 11,000,000 shares of our $0.001 par value common stock for $0.01 per share. The shares were issued in reliance upon the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 set forth in Section 3(b) of that act and Rule 504 of Regulation D promulgated by the Securities and Exchange Commission. The offering price for the shares was arbitrarily set by us and had no relationship to assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of shares. The net proceeds to us were $110,000. The aggregate offering price was $110,000. We issued 9,000,000 shares of our $.001 par value common stock to twenty (20) individuals, none of which are affiliates of the Company. We issued 2,000,000 shares of our $.001 par value common stock to Raghbir Kahbra, a director of the Company, as part of this offering. Because Mr.

Kahbra is a director of the Company, the shares of $.001 par value common stock issued to Mr. Kahbra are subject to Rule 144 restrictions on resale or transfer. We have issued stop transfer instructions to our Transfer Agent restricting transfer of those 11,000,000 shares issued to these twenty individuals and Mr. Kahbra until this registration statement for those 11,000,000 shares is determined to be effective by the Securities and Exchange Commission.

On or about June 10, 1998, Fenway Resources Ltd., a British Columbia corporation, pursuant to the provisions of Section 388 of the Delaware General Corporation Law, was domesticated in the State of Delaware as a Delaware corporation. As a result, the assets of Fenway Resources Ltd., a British
Columbia corporation, became the assets of Fenway Resources Ltd., a Delaware corporation. On or about August 10, 1998, we entered into an Agreement of Purchase and Sale of Assets with Fenway Resources Ltd., a Delaware corporation, for the purpose of acquiring substantially all of the assets of Fenway Resources Ltd., a Delaware corporation. We issued 7,644,067 shares of our $.001 par value common stock to Fenway Resources Ltd., a Delaware corporation, in exchange for the assets of Fenway Resources Ltd., a Delaware corporation, in reliance on the exemption specified by the provisions of Section 4(2) of the Securities Act of 1933. Fenway Resources Ltd., a Delaware corporation, was the only party which received shares of that common stock pursuant to that transaction. A copy of that agreement was attached to Amendment No. 1 to Form 10-SB which was filed on August 13, 1999 as Exhibit 10.2. The officers of Fenway Resources Ltd., a British Columbia corporation, were H. John Wilson, Chief Executive Officer and
A. Leonard Taylor, Vice President and a Secretary. The directors of Fenway Resources Ltd., a British Columbia corporation, were H. John Wilson, A. Leonard Taylor, R. George Muscroft, Laurie Maranda, Rene E. Cristobel, Carlos A. Fernandez and Milton Schlesinger. The officers of Fenway Resources Ltd., a
Delaware corporation are H. John Wilson, President and A. Leonard Taylor, Secretary. At the time of the transaction pursuant to which the assets of Fenway Resources Ltd., a Delaware corporation, were transferred to us, in exchange for those 7,644,067 shares of our $.001 par value common stock, none of the officers of Fenway Resources Ltd., a Delaware corporation, was an officer of the Company. Additionally, at that time, no persons serving as a director of Fenway Resources Ltd., a Delaware corporation, served as a member of our Board of Directors. Fenway Resources Ltd., a Delaware corporation, is a sophisticated investor and was provided complete access to all of our books, records and financial statements.

In May 1998, our management, prior to our acquisition of the assets of Fenway Resources Ltd., a British Columbia corporation, and also prior to our name change from Nevada-Utah Gold, Inc., entered into an oral agreement with G.I. Joe Limited, a United Kingdom corporation ("G.I. Joe"), affiliates of which include Norhinder Singh and Karmit Kajr, whereby we agreed to sell to G.I. Joe 500,000 shares of our $.001 common stock at a purchase price of $.25 per share.

In August 1998, management of the Company changed. All of our officers and directors, except Raghbir Kahbra, resigned at this time and the Board of Directors of Fenway Resources Ltd., a British Columbia corporation, became our new Board of Directors. Shortly thereafter, we changed our name to Fenway International, Inc.

However, in July 1998, our former management had accepted $23,900 from G.I. Joe as partial payment for the 500,00 shares which G.I. Joe had agreed to purchase in May 1998. Because the shares had not been paid for in full, we did not issue those shares, or any portion of those shares, to G.I. Joe.

In August 1998, our new management reviewed all our corporate books and records, including financial statements, and questioned our former management regarding this transaction. Our new management was informed that this agreement with G.I. Joe was an oral agreement to purchase 500,000 shares of our common stock but that only a partial payment had been made. On September 2, 1998, pursuant to a directors' resolution, our new management, by and through our new board of directors, approved, adopted, and ratified this oral agreement and agreed to issue the shares upon our receipt of the remaining monies owed for the 500,000 shares.

On February 4, 1999, we received the remaining monies owed pursuant to this transaction and those 500,000 shares were issued by us to G.I. Joe in July 1999. Those 500,000 shares were issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 ("Act"), which exemption is specified in Section 3(b) of the Act and Rule 504 of Regulation D promulgated by the Securities and Exchange Commission. We have issued stop transfer instructions to our Transfer Agent restricting transfer of those 500,000 shares issued to G.I. Joe until this registration statement for those 500,000 shares is determined to be effective by the Securities and Exchange Commission.

On or about October 29, 1998, we sold 2,798 shares of our $0.001 par value common stock for $3.00 per share to Mr. H. Scott (2,128 shares) and Mr. K. Brause (670 shares). The shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933 set forth in Section 3(b) of that Act and Rule 504 of Regulation D promulgated by the Securities and Exchange Commission. The offering price for the shares was arbitrarily set by us and had no relationship to assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of shares. The net proceeds to us were $8,394. We have issued stop transfer instructions to our Transfer Agent restricting transfer of those 2,798 shares issued to Mr. Scott and Mr. Brause until this registration statement for those 2,798 shares is determined to be effective by the Securities and Exchange Commission.

During the period February 24, 1999 to April 12, 1999, we sold 29,000 shares of our $0.001 par value common stock for $3.00 per share. The shares were issued in reliance upon the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 set forth in Section 3(b) of that Act and Rule 504 of Regulation D promulgated by the Securities and Exchange Commission. The offering price for the shares was arbitrarily set by us and had no relationship to assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of shares. The aggregate offering price was $87,000. The 29,000 shares of our $.001 par value common stock were sold to five (5) individuals, none of which are affiliates of the Company. 9,000 of these 29,000 shares of our $.001 par value common stock, which were sold on April 12, 1999, are subject to the March 1999 Rule 504 Amendments. We have issued stop transfer instructions to our Transfer Agent restricting transfer of those 29,000 shares issued to these five individuals until this registration statement for those 29,000 shares is determined to be effective by the Securities and Exchange Commission.

Item 27. Exhibits.

Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

1.         Underwriting Agreement (not applicable)

3.1        Corporate Charter of Nevada/Utah Gold Inc.
           (Charter document)*

3.2        Bylaws of Nevada/Utah Gold Inc.
           (Instrument defining the rights of
           Security holders) *

3.3        Articles of Incorporation of
           Nevada/Utah Gold Inc. (Charter document) *

3.4        Certificate of Amendment to the
           Articles of Incorporation of
           Nevada/Utah Gold Inc. authorizing
           the name change (Charter document) *

3.5        Certificate of Amendment to the
           Articles of Incorporation of
           Fenway International Inc. authorizing
           issuance of additional shares*

5.         Opinion Re: Legality (not applicable)

8.         Opinion Re: Tax Matters (not applicable)

10.1       Option Agreement Regarding Negor RR Cement
           Corporation Project*

10.2       Agreement of Purchase and Sale of Assets between
           Fenway Resources Ltd. and Nevada/Utah Gold, Inc.
           dated August 10, 1998*

10.3       Employment Agreement (H. John Wilson) *

10.4       Employment Agreement (A. Leonard Taylor) *

10.5       Employment Agreement (R. George Muscroft) *

10.6 Memorandum of Agreement (Dated August 29, 1996 by and between Central Palawan Mining & Industrial
           Corporation and Fenway Resources Ltd.) *

10.7 Memorandum of Agreement (Dated November 11, 1996 by and between Palawan Star Mining Ventures, Inc. and
           Fenway Resources Ltd.) *

10.8 Memorandum of Agreement (Dated November 11, 1996 by and between Pyramid Hill Mining & Industrial
           Corporation and Fenway Resources Ltd.) *

10.9       Amendment to MOA and other Agreements dated
           March 21, 1997 *

10.10      Agreement (Dated June 29, 1999) by and
           between First Access Financial Group, Inc. and
           Fenway International, Inc.***

11.        Statement Re: Computation of Per Share Earnings****

15.           Letter on Unaudited Interim Financial Information****

21         Corporate Chart*

23.1       Consent of Auditors

23.2       Consent of Counsel (not applicable)

24. Power of Attorney is included on the Signature Page of the Registration Statement

27         Financial Data Schedule***

* Previously filed as exhibits to Registration Statement on Form 10-SB filed on March 8, 1999.

** Previously filed as exhibits to Amendment No. 1 to Form 10-SB filed on August 13, 1999.

*** Previously filed as exhibits to Amendment No. 2 to Form 10-SB filed on November 5, 1999.

**** Included in Financial Statements.

Item 28. Undertakings.

A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the 1933 Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, on December 10, 1999.

                                        FENWAY INTERNATIONAL, INC.,
                                        a Nevada corporation

                                        By:  /s/  H. John Wilson
                                             ---------------------------------
                                             H. John Wilson
                                        Its: President

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes H. John Wilson with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the 1933 Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

FENWAY INTERNATIONAL, INC.,

/s/ H. John Wilson                                December 10, 1999
--------------------------------
President and Director

/s/ A. Leonard Taylor                             December 10, 1999
--------------------------------
Secretary, Vice President
and Director